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                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                  ELECTRICAL DISTRIBUTION ACQUISITION COMPANY,

                                  DEANCO, INC.,

                  THE PERSONS NAMED IN EXHIBITS I AND II HERETO

                                       AND

                            RICHEY ELECTRONICS, INC.

                          Dated as of November 15, 1995


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                                TABLE OF CONTENTS

                                                                            PAGE

     ARTICLE I.     SALE OF THE SHARES AND REDEMPTION OF NOTES . . . . . . .   2

          Section 1.1    Sale of the EDAC Shares . . . . . . . . . . . . . .   2
          Section 1.2    Redemption of the EDAC Stockholders
                         Notes . . . . . . . . . . . . . . . . . . . . . . .   5
          Section 1.3    Additional Payment. . . . . . . . . . . . . . . . .   6

     ARTICLE II.    CLOSING. . . . . . . . . . . . . . . . . . . . . . . . .   6

          Section 2.1    Closing . . . . . . . . . . . . . . . . . . . . . .   6
          Section 2.2    Further Assurances. . . . . . . . . . . . . . . . .   6

     ARTICLE III.   REPRESENTATIONS OF DEANCO. . . . . . . . . . . . . . . .   7

          Section 3.1    Existence and Good Standing of Deanco . . . . . . .   7
          Section 3.2    Capital Stock of Deanco . . . . . . . . . . . . . .   7
          Section 3.3    Authorization and Validity of this
                         Agreement. . . . . . . . . . . . . . . . . . . . .    7
          Section 3.4    Deanco Subsidiaries and Investments . . . . . . . .   8
          Section 3.5    Deanco Financial Statements; No Material
                         Changes; Assets . . . . . . . . . . . . . . . . . .   8
          Section 3.6    Deanco Books and Records. . . . . . . . . . . . . .   9
          Section 3.7    Title to Deanco Properties; Encumbrances. . . . . .   9
          Section 3.8    Deanco Real Property. . . . . . . . . . . . . . . .  10
          Section 3.9    Deanco Leases . . . . . . . . . . . . . . . . . . .  10
          Section 3.10   Deanco Material Contracts . . . . . . . . . . . . .  10
          Section 3.11   Deanco Consents and Approvals; No
                         Violations. . . . . . . . . . . . . . . . . . . . .  11
          Section 3.12   Deanco Litigation . . . . . . . . . . . . . . . . .  12
          Section 3.13   Deanco Taxes. . . . . . . . . . . . . . . . . . . .  12
          Section 3.14   Deanco Liabilities. . . . . . . . . . . . . . . . .  14
          Section 3.15   Deanco Insurance. . . . . . . . . . . . . . . . . .  15
          Section 3.16   Intellectual Property Rights/Licenses . . . . . . .  15
          Section 3.17   Deanco Compliance with Laws . . . . . . . . . . . .  16
          Section 3.18   Deanco Accounts Receivable; Inventory . . . . . . .  16
          Section 3.19   Deanco Employment Relations . . . . . . . . . . . .  16
          Section 3.20   Deanco Employee Benefit Plans . . . . . . . . . . .  17
          Section 3.21   Environmental Laws and Regulations. . . . . . . . .  21
          Section 3.22   Interests in Customers, Suppliers, Etc. . . . . . .  22
          Section 3.23   Deanco Bank Accounts, Powers of Attorney
                         and Compensation of Employees . . . . . . . . . . .  22
          Section 3.24   Deanco Conduct of Business. . . . . . . . . . . . .  22
          Section 3.25   Customer and Supplier Relations . . . . . . . . . .  23
          Section 3.26   Condition of Deanco Assets. . . . . . . . . . . . .  23
          Section 3.27   1994 Stock Purchase Agreement . . . . . . . . . . .  23
          Section 3.28   Broker's or Finder's Fees . . . . . . . . . . . . .  23
          Section 3.29   Disclosure. . . . . . . . . . . . . . . . . . . . .  23

                                        i

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                                                                            PAGE

     ARTICLE IV.    REPRESENTATIONS OF EDAC STOCKHOLDERS . . . . . . . . . .  23

          Section 4.1    Ownership of EDAC Shares. . . . . . . . . . . . . .  23
          Section 4.2    Authorization and Validity of Agreement . . . . . .  24
          Section 4.3    Withholding . . . . . . . . . . . . . . . . . . . .  24
          Section 4.4    Broker's or Finder's Fees . . . . . . . . . . . . .  24

     ARTICLE V.     REPRESENTATIONS OF EDAC. . . . . . . . . . . . . . . . .  25

          Section 5.1    Existence and Good Standing of EDAC . . . . . . . .  25
          Section 5.2    Capital Stock of EDAC . . . . . . . . . . . . . . .  25
          Section 5.3    Ownership of Deanco Common Stock. . . . . . . . . .  25
          Section 5.4    Purpose of EDAC . . . . . . . . . . . . . . . . . .  26
          Section 5.5    Authorization and Validity of this
                         Agreement . . . . . . . . . . . . . . . . . . . . .  26
          Section 5.6    EDAC Subsidiaries and Investments . . . . . . . . .  26
          Section 5.7    EDAC Financial Statements; No Material
                         Changes; Assets . . . . . . . . . . . . . . . . . .  26
          Section 5.8    EDAC Books and Records. . . . . . . . . . . . . . .  27
          Section 5.9    EDAC Contracts. . . . . . . . . . . . . . . . . . .  27
          Section 5.10   EDAC Consents and Approvals; No
                         Violations. . . . . . . . . . . . . . . . . . . . .  27
          Section 5.11   EDAC Litigation . . . . . . . . . . . . . . . . . .  27
          Section 5.12   EDAC Taxes. . . . . . . . . . . . . . . . . . . . .  28
          Section 5.13   EDAC Liabilities. . . . . . . . . . . . . . . . . .  29
          Section 5.14   EDAC Employees. . . . . . . . . . . . . . . . . . .  29
          Section 5.15   EDAC Conduct of Business. . . . . . . . . . . . . .  29
          Section 5.16   Broker's or Finder's Fees . . . . . . . . . . . . .  29
          Section 5.17   No Other Agreements to Sell Assets or
                         Business. . . . . . . . . . . . . . . . . . . . . .  29
          Section 5.18   1994 Stock Purchase Agreement . . . . . . . . . . .  29
          Section 5.19   Disclosure. . . . . . . . . . . . . . . . . . . . .  30

     ARTICLE VI.    REPRESENTATIONS OF RICHEY. . . . . . . . . . . . . . . .  30

          Section 6.1    Existence and Good Standing of Richey; Power
                         and Authority . . . . . . . . . . . . . . . . . . .  30
          Section 6.2    Richey Consents and Approvals; No
                         Violations. . . . . . . . . . . . . . . . . . . . .  31
          Section 6.3    Broker's or Finder's Fees . . . . . . . . . . . . .  31

     ARTICLE VII.   TRANSACTIONS PRIOR TO THE CLOSING DATE . . . . . . . . .  31

          Section 7.1    Conduct of Business . . . . . . . . . . . . . . . .  31
          Section 7.2    Exclusive Dealing . . . . . . . . . . . . . . . . .  33
          Section 7.3    Review of Deanco and EDAC . . . . . . . . . . . . .  34
          Section 7.4    Reasonable Best Efforts . . . . . . . . . . . . . .  34
          Section 7.5    HSR Filing and Authorizations . . . . . . . . . . .  34
          Section 7.6    Wage Withholding. . . . . . . . . . . . . . . . . .  35

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                                                                            PAGE

     ARTICLE VIII.     CONDITIONS TO RICHEY'S OBLIGATIONS. . . . . . . . . .  35

          Section 8.1    Opinion of Counsel for Deanco, EDAC and
                         the EDAC Stockholders . . . . . . . . . . . . . . .  35
          Section 8.2    Good Standing and Other Certificates. . . . . . . .  35
          Section 8.3    Truth of Representations and Warranties . . . . . .  36
          Section 8.4    Performance of Agreements . . . . . . . . . . . . .  36
          Section 8.5    No Material Adverse Change. . . . . . . . . . . . .  36
          Section 8.6    No Litigation Threatened. . . . . . . . . . . . . .  36
          Section 8.7    Governmental Approvals and Other Consents . . . . .  36
          Section 8.8    HSR Act . . . . . . . . . . . . . . . . . . . . . .  36
          Section 8.9    Resignation of Directors. . . . . . . . . . . . . .  37
          Section 8.10   Affiliate Contracts . . . . . . . . . . . . . . . .  37
          Section 8.11   Environmental Due Diligence . . . . . . . . . . . .  37
          Section 8.12   Inventories . . . . . . . . . . . . . . . . . . . .  37
          Section 8.13   Management Contract . . . . . . . . . . . . . . . .  37
          Section 8.14   Financing . . . . . . . . . . . . . . . . . . . . .  37
          Section 8.15   Proceedings . . . . . . . . . . . . . . . . . . . .  37

     ARTICLE IX.    CONDITIONS TO THE EDAC STOCKHOLDERS', DEANCO'S
                    AND EDAC'S OBLIGATIONS . . . . . . . . . . . . . . . . .  38

          Section 9.1    Opinion of Richey's Counsel . . . . . . . . . . . .  38
          Section 9.2    Truth of Representations and Warranties . . . . . .  38
          Section 9.3    Performance of Agreements . . . . . . . . . . . . .  38
          Section 9.4    No Litigation Threatened. . . . . . . . . . . . . .  38
          Section 9.5    Governmental Approvals and Other Consents . . . . .  38
          Section 9.6    HSR Act . . . . . . . . . . . . . . . . . . . . . .  38
          Section 9.7    Proceedings . . . . . . . . . . . . . . . . . . . .  39

     ARTICLE X.     TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . .  39

          Section 10.1   Tax Returns . . . . . . . . . . . . . . . . . . . .  39
          Section 10.2   Other Tax Returns . . . . . . . . . . . . . . . . .  39
          Section 10.3   Payment of Taxes/Indemnification for
                         Taxes . . . . . . . . . . . . . . . . . . . . . . .  39
          Section 10.4   Controversies . . . . . . . . . . . . . . . . . . .  42
          Section 10.5   Amended Returns . . . . . . . . . . . . . . . . . .  42
          Section 10.6   FIRPTA Statement. . . . . . . . . . . . . . . . . .  42

     ARTICLE XI.    SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION . . . . . .  43

          Section 11.1   Survival of Representations . . . . . . . . . . . .  43
          Section 11.2   Indemnification . . . . . . . . . . . . . . . . . .  43
          Section 11.3   Indemnification Procedure . . . . . . . . . . . . .  46

                                       iii

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                                                                            PAGE

     ARTICLE XII.   EVENTS OF TERMINATION. . . . . . . . . . . . . . . . . .  47

          Section 12.1   Events of Termination . . . . . . . . . . . . . . .  47
          Section 12.2   Effect of Termination . . . . . . . . . . . . . . .  48

     ARTICLE XIII.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . .  48

          Section 13.1   Expenses. . . . . . . . . . . . . . . . . . . . . .  48
          Section 13.2   Governing Law . . . . . . . . . . . . . . . . . . .  48
          Section 13.3   Captions. . . . . . . . . . . . . . . . . . . . . .  48
          Section 13.4   Publicity . . . . . . . . . . . . . . . . . . . . .  49
          Section 13.5   Notices . . . . . . . . . . . . . . . . . . . . . .  49
          Section 13.6   Parties in Interest . . . . . . . . . . . . . . . .  50
          Section 13.7   Counterparts. . . . . . . . . . . . . . . . . . . .  50
          Section 13.8   Entire Agreement. . . . . . . . . . . . . . . . . .  50
          Section 13.9   Amendments. . . . . . . . . . . . . . . . . . . . .  51
          Section 13.10  Waiver. . . . . . . . . . . . . . . . . . . . . . .  51
          Section 13.11  Severability. . . . . . . . . . . . . . . . . . . .  51
          Section 13.12  Third Party Beneficiaries . . . . . . . . . . . . .  51
          Section 13.13  Jurisdiction. . . . . . . . . . . . . . . . . . . .  51
          Section 13.14  Attorneys' Fees . . . . . . . . . . . . . . . . . .  51
          Section 13.15  "Knowledge" . . . . . . . . . . . . . . . . . . . .  52
          Section 13.16  Construction. . . . . . . . . . . . . . . . . . . .  52
          Section 13.17  Transaction Documents . . . . . . . . . . . . . . .  52

                                       iv

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EXHIBITS AND SCHEDULES


Exhibit I           Key EDAC Stockholders
Exhibit II          Other EDAC Stockholders
Exhibit III         Form of Stock Payment Note
Exhibit IV          Form of Opinion of White & Case
Exhibit V           Form of Opinion of Dewey Ballantine





Schedule 1.1(d)     Computation of Float
Schedule 3.1        Deanco Jurisdictions
Schedule 3.4        Deanco Investments
Schedule 3.5        Deanco Financial Statements
Schedule 3.7        Deanco Encumbrances
Schedule 3.8        Deanco Real Property
Schedule 3.9        Deanco Leases
Schedule 3.10       Deanco Material Contracts
Schedule 3.11       Deanco Consents
Schedule 3.12       Deanco Litigation
Schedule 3.13       Deanco Taxes
Schedule 3.15       Deanco Insurance
Schedule 3.16       Deanco Intellectual Property Rights/Licenses
Schedule 3.17       Deanco Compliance with Laws
Schedule 3.18       Deanco Inventory
Schedule 3.19       Deanco Employment Relations
Schedule 3.20       Deanco Employee Benefit Plans
Schedule 3.21       Deanco Compliance with Environmental Laws
Schedule 3.22       Interests in Customers, Suppliers, Etc.
Schedule 3.23 Deanco Bank Accounts, Powers of Attorney and Compensation of Employees
Schedule 3.24       Deanco Conduct of Business
Schedule 5.7        EDAC Financial Statements
Schedule 5.10       EDAC Consents
Schedule 5.12       EDAC Taxes
Schedule 5.18       Disclosures Re:  1994 Stock Purchase Agreement
Schedule 6.2        Richey Consents
Schedule 8.10       Affiliate Contracts
Schedule 11.2       Reserves
Schedule 13.17      Transaction Documents

                                        v

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                            STOCK PURCHASE AGREEMENT

          THIS AGREEMENT (this "Agreement"), dated as of November 15, 1995, is by and among ELECTRICAL DISTRIBUTION ACQUISITION COMPANY, a Delaware corporation ("EDAC"), DEANCO, INC., a New York corporation ("Deanco"), the persons set forth in EXHIBIT I attached hereto (the "Key EDAC Stockholders"), the persons set forth in EXHIBIT II attached hereto (the "Other EDAC Stockholders"), and RICHEY ELECTRONICS, INC., a Delaware corporation ("Richey").

                              W I T N E S S E T H:

          WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of September 30, 1994 (the "1994 Stock Purchase Agreement") among EDAC, EDAC Acquisition Corp., a Delaware corporation and a wholly owned, direct subsidiary of EDAC ("Acquisition"), Deanco and the stockholders of Deanco identified therein (the "Former Deanco Stockholders"), Acquisition purchased all of the outstanding common stock of Deanco and thereafter merged into Deanco, effective October 11, 1994;

          WHEREAS, as a result of the merger of Acquisition into Deanco, EDAC became the beneficial and record owner of 470,573 shares of the common stock, par value $.10 per share, of Deanco (the "Deanco Common Stock"), such shares (collectively, the "Deanco Shares") being all of the issued and outstanding shares of Deanco Common Stock;

          WHEREAS, the Key EDAC Stockholders and the Other EDAC Stockholders (collectively, the "EDAC Stockholders") are the beneficial owners of an aggregate of 3,620,450 shares of the common stock, par value $0.01 per share of EDAC (the "EDAC Common Stock"), such shares (collectively, the "EDAC Common Shares") being all of the issued and outstanding shares of EDAC Common Stock and each EDAC Stockholder owning the number of EDAC Common Shares set forth in
EXHIBIT I or EXHIBIT II attached hereto;

          WHEREAS, the EDAC Stockholders are the beneficial owners of an aggregate of 11,100,000 shares of the 10% Non-Cumulative Convertible Preferred Stock, par value $.50 per share of EDAC (the "EDAC Preferred Stock"), such shares (collectively, the "EDAC Preferred Shares") being all of the issued and outstanding shares of EDAC Preferred Stock and each EDAC Stockholder owning the number of EDAC Preferred Shares set forth in EXHIBIT I or EXHIBIT II attached hereto;

          WHEREAS, the EDAC Stockholders have purchased Floating Rate Subordinated Notes due December 31, 1999 issued by EDAC in the aggregate principal amount of $5,961,929 each dated October

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7, 1994 and payable to the respective EDAC Stockholders in the outstanding principal amounts set forth opposite their names in EXHIBIT I and EXHIBIT II attached hereto (collectively, the "EDAC Stockholders Notes");

          WHEREAS, upon receipt of the aggregate purchase price for the EDAC Stockholders Notes, EDAC purchased a Floating Rate Subordinated Note, dated October 7, 1994, due December 31, 1999, issued by Acquisition in the principal amount of $5,981,617, and for which Deanco became liable upon the merger of Acquisition into Deanco (the "EDAC Subordinated Note");

          WHEREAS, the EDAC Stockholders desire to sell, and Richey desires to purchase, the EDAC Common Shares and the EDAC Preferred Shares (collectively, the "EDAC Shares") pursuant to this Agreement; and

          WHEREAS, Sequoia Associates has been appointed by the EDAC Stockholders as their representative to act on their behalf in connection with the consummation of the transactions contemplated by this Agreement and certain other matters provided herein (Sequoia Associates, in such capacity, being referred to herein as the "EDAC Stockholders' Representative").

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                   SALE OF THE SHARES AND REDEMPTION OF NOTES

          Section 1.1    SALE OF THE EDAC SHARES.

          (a) Subject to the terms and conditions of this Agreement, each EDAC Stockholder agrees to sell, assign, transfer and deliver to Richey on the Closing Date (as hereinafter defined), and Richey agrees to purchase from each EDAC Stockholder on the Closing Date, the number of EDAC Common Shares and the number of EDAC Preferred Shares set forth opposite the name of such EDAC Stockholder in EXHIBIT I or EXHIBIT II attached hereto. As to each EDAC Stockholder, the EDAC Shares being sold by such EDAC Stockholder are sometimes referred to herein as such "EDAC Stockholder's Shares."

          (b) Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), the EDAC Stockholders' Representative shall deliver to Richey all of the certificates representing the EDAC Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, with all necessary transfer tax and other revenue stamps (acquired at the expense of the EDAC Stockholders) affixed and canceled, all in suitable form for transfer of valid title to the EDAC Shares to Richey free and clear of all Encumbrances (as hereinafter defined). Each EDAC Stockholder agrees to provide the necessary endorsements and stock powers for the certificates representing such EDAC Stockholder's Shares and shall cure any deficiencies with respect to the endorsement of the certificates representing such EDAC Stockholder's Shares or with respect to the stock power accompanying any such certificate(s). In Richey's reasonable discretion, where stock certificates have been lost, stolen or destroyed, an EDAC Stockholder may provide Richey with lost certificate affidavit(s) and related indemnification agreements, each in a form reasonably acceptable to Richey, in lieu of delivering certificates representing such EDAC Stockholder's Shares.

          (c) Assuming that the EDAC Shares constitute all of the issued and outstanding capital stock of EDAC, the aggregate purchase price for the EDAC Shares (the "Stock Purchase Price") shall be the difference between $36 million and the aggregate outstanding principal balance of and accrued interest on the EDAC Stockholders Notes as of the Closing Date; provided, however, that the Stock Purchase Price shall be adjusted as provided in Section 1.3 and shall be increased or decreased as follows if the Deanco Debt (as hereinafter defined) as of the Closing Date is not within the range of $24 million to $24.7 million:

          (i) If the Deanco Debt as of the Closing Date is equal to or greater than $22.6 million and less than $24 million, then the Stock Purchase Price shall be increased by the amount by which such debt is less than $24 million;

          (ii) If the Deanco Debt as of the Closing Date is equal to or greater than $24.7 million and less than $25.4 million, then the Stock Purchase Price shall be decreased by the amount by which such debt is greater than $24.7 million;

          (iii) If the Deanco Debt as of the Closing Date is less than $22.6 million, then the obligations of the EDAC Stockholders to close the transactions contemplated herein shall cease unless Richey accepts a further increase in the Stock Purchase Price so that the total increase is equal to the amount by which such debt is less than $24 million;

          (iv) If the Deanco Debt as of the Closing Date is equal to or greater than $25.4 million, then the obligation of Richey to close the transactions contemplated herein shall cease unless the EDAC Stockholders' Representative, acting on behalf of the EDAC Stockholders, accepts a further decrease in the Stock

          Purchase Price so that the total decrease is equal to the amount by which such debt is greater than $24.7 million.

The per share amount to be paid by Richey to the EDAC Stockholders at the Closing for each EDAC Share (the "Per Share Purchase Price") shall be an amount equal to the Stock Purchase Price divided by the sum of the total number of issued and outstanding shares of EDAC Common Stock and the total number of issued and outstanding shares of EDAC Preferred Stock. If the EDAC Shares do not constitute all of the issued and outstanding capital stock of EDAC, then the aggregate purchase price for the EDAC Shares shall be equal to the total number of EDAC Shares multiplied by the Per Share Purchase Price.

          (d) As used herein, the term "Deanco Debt" shall mean all of Deanco's obligations and liabilities of the types which, in accordance with generally accepted accounting principles ("GAAP"), are required to be reflected on its balance sheet as (i) indebtedness for borrowed money, including, but not limited to, (x) indebtedness evidenced by a bond, note, debenture or similar instrument (including purchase money obligations), but excluding accounts payable or other obligations created or assumed by Deanco in the ordinary course of business consistent with past practice since September 30, 1994 ("Accounts Payable") and excluding Deanco's obligations under the EDAC Subordinated Note and (y) any indebtedness of others described in the preceding clause (x) which Deanco has guaranteed or for which it is otherwise directly liable and (ii) obligations of Deanco as lessee under capitalized leases of property. Notwithstanding anything to the contrary in this Section 1.1(d), the following shall be added to the Deanco Debt for purposes of determining the Stock Purchase Price: the net of (i) the dollar amount (if any) by which the Accounts Payable (including unmatched and matched trade and expenses payables) as of the Closing Date exceed 28.3 days as computed in the manner set forth in SCHEDULE 1.1(d) and (ii) the amount (if any) by which the aggregate amount of uncleared checks drawn on Deanco bank accounts as of the Closing Date exceeds $1,694,000. Notwithstanding anything to the contrary contained in this Section 1.1(d), the following shall be subtracted from the Deanco Debt for purposes of determining the Stock Purchase Price: the amount by which the income taxes paid by Deanco prior to the Closing Date for all taxable periods or portions thereof beginning after September 30, 1994 exceeds the income tax liability as estimated for any such periods (or portions of such periods) ending on or before the Closing Date; provided, however, that nothing in this Section shall be construed to provide for any duplication of payments, directly or indirectly, by Richey for the same item (for example, any reduction of the Deanco Debt pursuant to this sentence shall also be reflected where appropriate on the Unaudited Balance Sheet (as hereinafter defined)). On the Closing Date, Deanco shall provide

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Richey with such information as Richey may reasonably request in order to verify the aggregate amount of the Deanco Debt as of the Closing Date.

          (e) Subject to the terms and conditions of this Agreement, at the Closing, Richey shall execute and deliver to each EDAC Stockholder a promissory note due January 2, 1996, substantially in the form of EXHIBIT III attached hereto (each a "Stock Payment Note"). Each Stock Payment Note shall bear interest at the "alternative test rate" described in Treasury Regulations
Section 1.1274-4(a)(2)(iii)(A) and Richey and each EDAC Stockholder shall satisfy the requirements for the use of such rate set forth in such Regulations. The Stock Payment Notes shall be secured by an irrevocable standby letter of credit, in form and substance reasonably satisfactory to the EDAC Stockholders' Representative, for draws up to an aggregate amount equal to the aggregate original principal balance of the Stock Payment Notes plus interest thereon for the period from the Closing Date to January 2, 1996. Such letter of credit shall be issued by Richey's Lender (as hereinafter defined). The principal amount of the Stock Payment Note delivered to each EDAC Stockholder shall be equal to the product of the number of such EDAC Stockholder's Shares multiplied by the Per Share Purchase Price. Delivery of a Stock Payment Note to each EDAC Stockholder shall satisfy in full Richey's obligations to pay the EDAC Stockholders for the EDAC Shares.

          Section 1.2    REDEMPTION OF THE EDAC STOCKHOLDERS NOTES.

          The outstanding principal amount of the EDAC Stockholders Note held by each EDAC Stockholder is set forth opposite the name of such EDAC Stockholder in
EXHIBIT I or EXHIBIT II attached hereto. As to each EDAC Stockholder, the EDAC Stockholders Note held by such EDAC Stockholder is sometimes referred to herein as such "EDAC Stockholder's Note." Provided that the Closing of the purchase and sale of the EDAC Shares has occurred, Richey shall cause EDAC to redeem each of the EDAC Stockholders Notes on January 2, 1996 (the "Redemption Date") for a redemption price equal to the outstanding principal balance of and accrued interest on such EDAC Stockholder's Note as of the Redemption Date. The redemption price shall be paid by wire transfer of immediately available federal funds to the bank account of the registered holder of each EDAC Stockholders Note as indicated by the EDAC Stockholders' Representative in written instructions delivered to EDAC prior to the Redemption Date. On or before the Redemption Date, the EDAC Stockholders' Representative shall deliver to EDAC the originals of all of the EDAC Stockholders Notes. Notwithstanding anything to the contrary contained herein, the redemption price for any EDAC Stockholders Note shall not be paid until the original of such note has been delivered to EDAC and no interest shall accrue after the Redemption Date on any EDAC Stockholders Note which is not delivered to EDAC on or prior to the Redemption Date; provided, however, that in EDAC's reasonable discretion, where such note has been lost, stolen or destroyed, the holder thereof may provide EDAC with a lost note affidavit and related indemnification agreement, each in a form reasonably acceptable to EDAC, in lieu of delivering the original of such note.

          Section 1.3 ADDITIONAL PAYMENT. Subject to the terms and conditions of this Agreement, at the Closing, Richey shall pay the out-of-pocket costs and expenses incurred by the EDAC Stockholders in connection with the negotiation, preparation and execution of this Agreement; provided, however, that the Stock Purchase Price shall be reduced by the amount by which the sum of
(a) such costs and expenses which are so paid by Richey plus (b) the out-of-pockets costs and expenses which are incurred by EDAC and Deanco in connection with the negotiation, preparation and execution of this Agreement, exceeds $200,000. Such payment by Richey shall be made by wire transfer of immediately available federal funds to such bank account(s) as shall be identified in written instructions delivered at the Closing by the EDAC Stockholders' Representative. On the Closing Date, EDAC shall provide Richey with such information as Richey may reasonably request in order to verify the aggregate amount of such costs and expenses incurred by EDAC, Deanco and the EDAC Stockholders. Notwithstanding anything to the contrary contained herein, Richey shall have no obligation to pay any of such costs and expenses or to make any such payment if the Closing does not occur.

                                   ARTICLE II.

                                     CLOSING

          Section 2.1 CLOSING. On the terms and subject to the conditions of this Agreement, the closing of the purchase and sale of the EDAC Shares (the "Closing") shall take place at 9:00 A.M. at the offices of Dewey Ballantine, Los Angeles, California on the later to occur of December 15, 1995 and the date on which the waiting period under the HSR Act (as hereinafter defined) expires, or on such other date as Richey and the EDAC Stockholders' Representative shall designate in writing (the "Closing Date"). The Closing shall be deemed to be effective as of 12:01 a.m. on the Closing Date.

          Section 2.2 FURTHER ASSURANCES. On or after the Closing Date, each EDAC Stockholder shall, at Richey's request and without further consideration, from time to time execute and deliver such further instruments of conveyance, assignment and transfer, as Richey may reasonably request, in addition to those specified in this Agreement, and each party shall take, or cause to be taken, such other actions, as Richey may reasonably request, for more effective conveyance, assignment and transfer of the EDAC Shares to Richey. Richey shall reimburse such EDAC Stockholder for the reasonable out-of-pocket costs and expenses incurred by such EDAC Stockholder in connection with the preparation and execution of such instruments or the taking of such actions to the extent that the aggregate amount of such costs and expenses which are so reimbursed by Richey pursuant to this Section 2.2 plus the aggregate amount of costs and expenses which are incurred by EDAC, Deanco and the EDAC Stockholders in connection with the negotiation, preparation and execution of this Agreement (as verified pursuant to Section 1.3) are less than $200,000.

                                  ARTICLE III.

                            REPRESENTATIONS OF DEANCO

          Deanco represents and warrants as follows:

          Section 3.1 EXISTENCE AND GOOD STANDING OF DEANCO. Deanco is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Deanco has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Deanco is duly qualified or licensed to do business and is in good standing in the jurisdictions listed in SCHEDULE 3.1 attached hereto, which are the only jurisdictions in which the character or location of the properties owned, leased or operated by Deanco or the nature of the business conducted by Deanco makes such qualification or license necessary, except where the failure to be so duly qualified or licensed would not have a material adverse effect on the business, operations, financial condition or results of operations of Deanco (a "Material Adverse Effect").

          Section 3.2 CAPITAL STOCK OF DEANCO. Deanco has an authorized capitalization consisting of 4,000,000 shares of common stock, par value $.10 per share, of which 470,573 shares are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of Deanco which were granted, created or entered into after September 30, 1994. EDAC is the record owner of all of Deanco's outstanding Common Stock.

          Section 3.3 AUTHORIZATION AND VALIDITY OF THIS AGREEMENT. Deanco has the requisite power and authority to execute and deliver this Agreement and the other Transaction Documents (as hereinafter defined) to which Deanco is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Deanco of this Agreement and the other Transaction Documents to which Deanco is a party have been duly authorized and approved by the Board of Directors of Deanco and no other corporate action on the part of Deanco is necessary to authorize the execution, delivery and performance of this Agreement and such other Transaction Documents by Deanco. This Agreement has been, and as of the Closing Date the other Transaction Documents to which Deanco is a party will be, duly executed and delivered by Deanco. Assuming the due execution of this Agreement and, to the extent applicable, the other Transaction Documents, by EDAC, Richey and the EDAC Stockholders, this Agreement is, and upon execution and delivery at the Closing of the other Transaction Documents to which Deanco is a party, such other Transaction Documents will be, the legal, valid and binding obligations of Deanco enforceable against Deanco in accordance with the terms thereof, except to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          Section 3.4 DEANCO SUBSIDIARIES AND INVESTMENTS. Except as set forth on SCHEDULE 3.4, Deanco does not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.

          Section 3.5    DEANCO FINANCIAL STATEMENTS; NO MATERIAL CHANGES;
ASSETS.

          (a) Attached hereto as SCHEDULE 3.5 are the following financial statements of Deanco (including any related notes to such financial statements), all of which, except as indicated therein, have been prepared in accordance with GAAP consistently applied by Deanco throughout the periods indicated and fairly present in all material respects the financial condition of Deanco at the respective dates thereof and the results of the operations of Deanco and the changes in stockholders' equity and cash flows for the respective periods indicated:

          (i) Audited balance sheet of Deanco as of December 31, 1994, certified by Ernst & Young (the "Audited Balance Sheet");

          (ii) Audited statements of operations, stockholders' equity and cash flows of Deanco for the three months ended December 31, 1994, certified by Ernst & Young; and

          (iii) Unaudited balance sheet of Deanco ("the Unaudited Balance Sheet") as of September 29, 1995 (the "Interim

          Balance Sheet Date") and related statements of operations and cash flows for the nine months then ended.

          (b) Since the Interim Balance Sheet Date, there has been no (i) material adverse change in the business, operations, financial condition or results of operations of Deanco or (ii) material damage, destruction or loss to any asset or property of Deanco which materially affects the ability of Deanco to conduct its business.

          (c) At the Closing Date, the assets of Deanco will include all of the assets of Deanco (including, but not limited to, Deanco's former subsidiaries, Schaal Associates, Inc., Mega/Deanco, Inc. and Acacia/Deanco, Inc., all of which were merged into Deanco effective June 23, 1992), the TSS product line and all other assets, tangible or intangible, that are used in the operation of the business of Deanco as of the date hereof, other than assets disposed of by Deanco in the ordinary course of its business since such date and other than as permitted pursuant to clause (x) of Section 7.1(a).

          (d) The November Unaudited Balance Sheet (as hereinafter defined) and the related statements of operations and cash flows will be prepared in accordance with GAAP consistently applied by Deanco and will fairly present in all material respects the financial condition of Deanco as of the date thereof and the results of the operations of Deanco and cash flows for the period then ended.

          Section 3.6 DEANCO BOOKS AND RECORDS. The minute books of Deanco, as previously made available to Richey and its representatives, contain materially accurate records of all meetings of, and corporate action taken by (including action taken by written consent), the shareholders and Board of Directors of Deanco since September 30, 1994. At Closing, all of the books and records of Deanco will be in the possession of Deanco.

          Section 3.7 TITLE TO DEANCO PROPERTIES; ENCUMBRANCES. Except as set forth on SCHEDULE 3.7 attached hereto and except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business, Deanco has good title to its material properties and assets (real and personal, tangible and intangible), including, without limitation, the material properties and assets reflected in the Unaudited Balance Sheet, subject to no encumbrance, lien, charge or other restriction of any kind or character ("Encumbrances"), except for (i) Encumbrances reflected in the Unaudited Balance Sheet, (ii) Encumbrances consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by Deanco in the operation of its business, (iii) Encumbrances for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (iv) Encumbrances described on SCHEDULE
3.7 attached hereto (Encumbrances of the type described in clauses (i), (ii), (iii) and (iv) above are hereinafter sometimes referred to as "Permitted Encumbrances").

          Section 3.8 DEANCO REAL PROPERTY. SCHEDULE 3.8 attached hereto contains an accurate and complete list of all real property owned in whole or in part by Deanco and includes the name of the record title holder thereof and a list of all indebtedness secured by a lien, mortgage or deed of trust thereon.

          Section 3.9 DEANCO LEASES. SCHEDULE 3.9 attached hereto contains a list of all leases to which Deanco is a party requiring an annual aggregate payment of at least $10,000. Except as otherwise set forth in SCHEDULE 3.9 attached hereto, each lease set forth in SCHEDULE 3.9 is in full force and effect; all rents and additional rents becoming due thereunder after September 30, 1994 from Deanco have been paid; for the period after September 30, 1994, Deanco has not failed to perform any obligation which it was required to perform during such period under any such lease; to the knowledge of Deanco, no lessor is in default under any such lease; and, to the knowledge of Deanco, there exists no event, occurrence, condition or act (including consummation of the purchase of the EDAC Shares contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default by Deanco under such lease.

          Section 3.10   DEANCO MATERIAL CONTRACTS.

          (a) Except as set forth on SCHEDULE 3.9 and SCHEDULE 3.10 attached hereto, Deanco does not have nor is it bound by any of the following entered into after September 30, 1994 and, to the knowledge of Deanco, Deanco does not have nor is it bound by any of the following entered into on or before September 30, 1994, (i) any agreement, contract or commitment (other than purchase orders made in the ordinary course of Deanco's business), that involves the performance of services or the delivery of goods and/or materials by Deanco of an amount or value in excess of $10,000, (ii) any agreement, contract or commitment not in the ordinary course of business, (iii) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (iv) any agreement, contract or commitment relating to capital expenditures in excess of $10,000,
(v) any agreement, indenture or instrument relating to indebtedness, liability for borrowed money or the deferred purchase price of property (excluding trade payables in the ordinary course of business), (vi) any loan or advance to, or investment in, any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other entity (each a "Person"), any agreement, contract or commitment relating to the making of any such loan, advance or investment or any agreement, contract or commitment involving a sharing of profits, in each case, other than customary travel and other expense advances made to employees of Deanco in the ordinary course of business, (vii) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than in the ordinary course of business), (viii) any management service, consulting or any other similar type contract, (ix) any agreement, contract or commitment limiting the ability of Deanco to engage in any line of business or to compete with any Person, (x) any warranty, guaranty or other similar undertaking with respect to contractual performance extended by Deanco other than in the ordinary course of business, or (xi) any amendment, modification or supplement in respect of any of the foregoing. Except as otherwise set forth on
SCHEDULE 3.10 and except as to the Distribution Agreements (as hereinafter defined), each contract or agreement set forth on SCHEDULE 3.10 is in full force and effect and there exists no material default or event of default relating to the failure to perform any obligation required to be performed during the period after September 30, 1994 or, to the knowledge of Deanco, event, occurrence, condition or act (including the consummation of the purchase of the EDAC Shares contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default or event of default thereunder.

          (b) SCHEDULE 3.10 sets forth a list of each distribution or other similar agreement (including all amendments and modifications thereto) to which Deanco is a party (each a "Distribution Agreement"). A true and complete copy of each such Distribution Agreement has been previously provided to Richey.
Each such Distribution Agreement is in full force and effect and there exists no default or event of default relating to the failure to perform any obligation required to be performed during the period after September 30, 1994 or, to the knowledge of Deanco, event, occurrence, condition or act (including the consummation of the purchase of the EDAC Shares contemplated hereby) which, with the giving of notice, lapse of time or the happening of any other event or condition would become a default or event of default thereunder.

          Section 3.11 DEANCO CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in SCHEDULE 3.11 attached hereto, the execution and delivery by Deanco of this Agreement and the other Transaction Documents to which Deanco is a party and the consummation of the transactions contemplated hereby and thereby

(a) will not violate or contravene any provision of the Certificate of Incorporation or Bylaws of Deanco, (b) will not violate or contravene any statute, rule, regulation, order or decree of any public body or authority by which Deanco is bound or by which any of its properties or assets are bound, (c) except for filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, or any other Person, and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of Deanco under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which Deanco is a party, or by which it or any of its properties or assets may be bound, excluding from the foregoing clauses (c) and (d) filings, notices, permits, consents and approvals, the absence of which, and violations, breaches, defaults, conflicts and Encumbrances which, in the aggregate, would not have a Material Adverse Effect.

          Section 3.12   DEANCO LITIGATION.  Except as set forth on SCHEDULE
3.12 attached hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the knowledge of Deanco any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge Deanco, threatened, against or affecting Deanco or any of its properties or rights, which could materially and adversely affect the right or ability of Deanco to carry on its business or which could have a Material Adverse Effect; and Deanco knows of no valid basis for any such action, proceeding or investigation. Deanco is not subject to any judgment, order or decree entered in any lawsuit or proceeding after September 30, 1994 or, to Deanco's knowledge, on or before September 30, 1994.

          Section 3.13   DEANCO TAXES.

          (a) All returns, statements, forms and reports for Taxes (as hereinafter defined) ("Returns") that were required to be filed by or on behalf of Deanco after September 30, 1994 (with extensions) have been timely filed. Such Returns accurately and completely reflect all liability for Taxes of Deanco
for the periods covered thereby.   All Taxes shown to be due on such Returns
have been paid in full. The terms "Tax" and "Taxes" mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), and all estimated taxes, deficiency assessments, and any direct or indirect liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity. The term "Tax" shall also include any "addition to the tax," "additional amounts," and "assessable penalties," (as such terms are used in Chapter 68 of the Code (as hereinafter defined) and similar provisions under state, local and foreign law) and interest imposed with respect to such Tax, and such items shall be treated as a cost attributable to the Tax to which they relate rather than to the taxable period or periods over which such items accrete, if at all. For example, statutory interest that would accrue on an underpayment of federal income tax for Deanco's taxable year ended June 30, 1993 shall be treated as part of Deanco's 1993 federal income Tax rather than a Tax that relates to each taxable year between the time the 1993 federal income Tax underpayment arose and the time that such underpayment and related interest are or were paid.

          (b) SCHEDULE 3.13 attached hereto sets forth (i) each taxable year or other taxable period of Deanco or any of its former subsidiaries for which an audit or other examination of Taxes by any Federal, state, local or foreign tax authority is currently in progress (or any audit or other examination of Taxes
(x) scheduled as of the date hereof to be conducted or (y) with respect to which Deanco or any of its former subsidiaries has been notified since September 30,
1994) together with the names of the respective tax authorities conducting (or scheduled to conduct) such audits or examinations and a description of the subject matter of such audits or examinations, (ii) with respect to the preceding six (6) taxable years or other taxable periods for which an audit or other examination relating to Federal, state, local or foreign income taxes of Deanco or any of its former subsidiaries has been finally completed since September 30, 1994 and the disposition of such audits or examinations, (iii) the taxable years or other taxable periods of Deanco or any of its former subsidiaries which will not be subject to the normally applicable statute of limitations by reason of the existence of agreements or waivers entered into after September 30, 1994 that would cause any such statute of limitations for applicable Taxes to be extended, (iv) the amount of any proposed adjustments (and the principal reason therefor) relating to any Returns for Tax liability of Deanco or any of its former subsidiaries which have been proposed or assessed since September 30, 1994 by any taxing authority for any taxable period for which the applicable statute of limitations has not expired and (v) a list of all notices received by Deanco or any of its former subsidiaries since September 30, 1994 from any taxing authority relating to any issue which could affect the Tax liability of Deanco or any of its former subsidiaries, which issue has not been finally determined and which, if determined adversely to Deanco or any of its former subsidiaries, could result in a Tax liability.

          (c) Except as set forth on SCHEDULE 3.13, Deanco has not been included in any "consolidated" or "combined" Return provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period ending after September 30, 1994.

          (d) All Taxes relating to the income, properties or operations of Deanco which Deanco is (or was) required by law to withhold or collect after September 30, 1994 and before the date hereof have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

          (e) Deanco is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code"). All citations in the Agreement to the Code, or to the Treasury Regulations promulgated thereunder, shall include any substitute or successor provisions thereto.

          (f) Except as set forth on SCHEDULE 3.13, there are no tax sharing, allocation or similar agreements in effect as between Deanco or any affiliate thereof and any other Person (including any stockholder and any affiliate thereof) entered into after September 30, 1994 under which Deanco or any of its former subsidiaries could be liable for any Taxes or other claims of any party.

          (g) No indebtedness of Deanco that was incurred, directly or indirectly, after September 30, 1994 (including, without limitation, the indebtedness represented by the EDAC Subordinated Note, the indebtedness represented by the notes which were issued to the Former Deanco Stockholders pursuant to the 1994 Agreement and the indebtedness represented by Deanco's loan agreement with Mellon Bank) consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

          Section 3.14 DEANCO LIABILITIES. Deanco does not have any outstanding claims, liabilities or indebtedness, contingent or otherwise, except
(a) as set forth in the Unaudited Balance Sheet or referred to in the footnotes thereto, (b) liabilities incurred subsequent to the Interim Balance Sheet Date in the ordinary course of business and (c) other liabilities arising solely from occurrences occurring after September 30, 1994 which individually or in the aggregate would not have a Material Adverse Effect.

          Section 3.15 DEANCO INSURANCE. SCHEDULE 3.15 contains an accurate and complete summary description of all policies of property, fire and casualty, product liability, workers compensation and other forms of insurance owned or held by Deanco. Since September 30, 1994, Deanco has not received (a) any notice of cancellation of any policy described in such Schedule or refusal of coverage thereunder, (b) any notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated or (c) any other indication that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder. Such policies, with respect to their amounts and types of coverage, are adequate to insure fully against risks to which Deanco and its property and assets are normally exposed in the operation of its business. To the knowledge of Deanco, since September 30, 1994, there has not been any material adverse change in Deanco's relationship with its insurers or in the premiums payable pursuant to such policies.

          Section 3.16   INTELLECTUAL PROPERTY RIGHTS/LICENSES.

          (a) SCHEDULE 3.16 lists all material patents, patent applications, patent disclosures, software, trademarks, trademark applications, trademark registrations and copyrights (collectively, the "Intellectual Property Rights") which are owned by Deanco or used by Deanco in its business. Except as disclosed on SCHEDULE 3.16, all such patents and trademarks are owned outright by Deanco on an exclusive, irrevocable basis for the term of the registration free and clear of all Encumbrances. Except as disclosed on SCHEDULE 3.16, no action, investigation or proceeding is pending, or to the knowledge of Deanco, threatened, against Deanco which involves any such Intellectual Property Rights. To the knowledge of Deanco, no Person is infringing such Intellectual Property Rights. Deanco has all requisite intellectual property rights to conduct its business as presently conducted. To the knowledge of Deanco, Deanco has not infringed since September 30, 1994, and is not now infringing, on any intellectual property rights of any Person.

          (b) SCHEDULE 3.16 lists all material governmental franchises, licenses, approvals, authorizations and permits (collectively, the "Licenses") which are held or used by Deanco. The Licenses constitute all such franchises, licenses, approvals, authorizations and permits which are required by applicable law to be held by Deanco, the absence of which would have a Material Adverse Effect. The Licenses are in full force and effect, and no action for the suspension or cancellation of any License is pending.

          (c) Deanco is in compliance with the terms and conditions of the Licenses, except where the failure to so comply would not have a Material Adverse Effect.


          Section 3.17   DEANCO COMPLIANCE WITH LAWS.

          (a) Deanco is in compliance with all applicable laws, regulations, orders, judgments and decrees, except where the failure to so comply would not have a Material Adverse Effect.

          (b) Except as set forth in SCHEDULE 3.17, since September 30, 1994, Deanco has not received any notice to the effect that it is not in compliance with any such applicable laws, regulations, orders, judgments and decrees.

          Section 3.18   DEANCO ACCOUNTS RECEIVABLE; INVENTORY.

          (a) Deanco's accounts and notes receivable arose from the sale of inventory, other assets or services, in each case in the ordinary course of business and reflect extensions of credit consistent with the past practices of Deanco since September 30, 1994. The information which Deanco has provided Richey concerning the ages of Deanco's accounts and notes receivable which arose after September 30, 1994 is accurate in all material respects. Adequate reserves with respect to Deanco's accounts receivable have been provided for.

          (b) Except as disclosed in SCHEDULE 3.18, the inventory (net of applicable reserves) of Deanco is in good condition, is not obsolete and is useable or saleable in the ordinary course of business. The value of all items of obsolete materials and of materials of below standard quality has been written down to net realizable value or adequate reserves have been provided therefor. The values at which such inventories are carried are in accordance with GAAP.

          Section 3.19   DEANCO EMPLOYMENT RELATIONS.

          (a) Deanco is in compliance in all material respects with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and since September 30, 1994 has not, and is not, engaged in any unfair labor practice.

          (b) No unfair labor practice complaint against Deanco is pending before the National Labor Relations Board.

          (c) There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Deanco, threatened against or involving Deanco.

          (d) Deanco is not a party to a collective bargaining agreement and no collective bargaining agreement is currently being negotiated by Deanco.

          (e) To the actual knowledge of Deanco (after inquiry limited to consultations with Messrs. Cioffi, Roth, Wamsley and Wehenkel (collectively, the "Executive Officers")), none of the Executive Officers presently intends, or would reasonably be expected, to resign from Deanco after the Closing Date.

          (f) Except as disclosed on SCHEDULE 3.19, since September 30, 1994, Deanco has not become a party to any express agreement (oral or written) with any of its employees regarding the length or conditions of employment, except that Deanco understands that all of its employees are employed subject to termination at will pursuant to its policies.

          Section        DEANCO EMPLOYEE BENEFIT PLANS.

          (a) Set forth in SCHEDULE 3.20 attached hereto is an accurate and complete list of all domestic and foreign (i) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), (ii) bonus, stock option, stock purchase, restricted stock, incentive, profit-sharing, pension or retirement, deferred compensation, medical, life, disability, accident, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments or practices (whether or not insured), and (iii) employment, consulting, termination, and severance contracts or agreements, in each case for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements or practices (referred to in (i), (ii) or (iii)) are in writing or are otherwise exempt from the provisions of ERISA, that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by Deanco (including, for this purpose and for the purpose of all of the representations in this Section 3.20, any predecessors to Deanco and all employers (whether or not incorporated) that are by reason of common control treated together with Deanco as a single employer (i) within the meaning of Section 414 of the Code or (ii) as a result of Deanco being or having been a general partner of any such employer) since September 30, 1987 ("Employee Benefit Plans").

          (b) Except as indicated in SCHEDULE 3.20, each Employee Benefit Plan has at all times since September 30, 1994 been maintained and operated in compliance in all material respects with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code. Except as indicated in SCHEDULE 3.20, no complete or partial termination of any Employee Benefit Plan has occurred since September 30, 1994 or is expected to occur. Except as indicated in SCHEDULE 3.20, Deanco does not have any commitment, intention or understanding to create, modify or terminate any Employee Benefit Plan. Except as required by applicable law, no condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan.
No event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof.

          (c) Since September 30, 1994, neither Deanco nor any entity required to be aggregated with Deanco (i) pursuant to Section 414 of the Code or (ii) as a result of Deanco being or having been a general partner of any such entity has maintained or contributed to (or has had an obligation to contribute to) any "single employer plan" (as defined in Section 4001(a)(15) of ERISA) or any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

          (d) Deanco does not maintain any Employee Benefit Plan (whether qualified or nonqualified within the meaning of Section 401(a) of the Code) providing for retiree health and/or life benefits and having unfunded liabilities, except as listed on SCHEDULE 3.20 attached hereto. Deanco does not maintain any Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that since September 30, 1994, has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

          (e) Except as listed on SCHEDULE 3.20, Deanco does not have any unfunded liabilities pursuant to any Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the Code.

          (f) Since September 30, 1994, Deanco has not incurred any liability for any tax or excise tax arising under Section 4977, 4978, 4978B, 4979, 4980 or 4980B of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such liability.

          (g) There are no actions, suits or claims pending, or, to the knowledge of Deanco, threatened, anticipated or expected to be asserted against any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, or, to the knowledge of Deanco, threatened, anticipated, or expected to be asserted against Deanco or any fiduciary of any Employee Benefit Plan, or in any case with respect to any Employee Benefit Plan. Since September 30, 1994, no Employee Benefit Plan or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

          (h) Full payment has been made of all amounts which Deanco is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which Deanco is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to the knowledge of Deanco, no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. Deanco has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

          (i) Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the IRS. Each trust established in connection with any Employee Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has been determined to be so exempt by the IRS. Since the date of each most recent determination referred to in this paragraph (i), no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust.

          (j) Since September 30, 1994, neither Deanco nor any of its directors, officers, employees or, to the knowledge of Deanco, other persons who participate in the operation of any Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a tax, penalty or liability for prohibited transactions under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Employee Benefit Plan by any party with standing to make such claim.

          (k) Except as listed on SCHEDULE 3.20 attached hereto, the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits to any employee or former employee or director of Deanco. Except as listed on SCHEDULE 3.20 attached hereto, no Employee Benefit Plan provides for the payment of severance benefits upon the termination of an employee's employment.

          (l) Deanco has delivered or caused to be delivered to Richey and its counsel copies of all material documents in connection with each Employee Benefit Plan, including, without limitation (where applicable): (i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, and material communications;
(iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent Internal Revenue Service determination letter obtained with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under
Section 501(a) of the Code; (v) Form 5500 for each of the last three years for each Employee Benefit Plan required to file such Form; (vi) the most recently prepared financial statements; and (vii) all contracts relating to each Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements.

          (m) As to each Employee Benefit Plan for which an annual report is required to be filed under ERISA or the Code after September 30, 1994, all such filings have been made on a timely basis, no liabilities with respect to such Employee Benefit Plan existed on the date of such annual report except as disclosed therein and no adverse change has occurred as to the financial matters covered by such annual report since the date thereof.

          Section 3.21   ENVIRONMENTAL LAWS AND REGULATIONS.

          Except as set forth on SCHEDULE 3.21:

          (a) Hazardous Materials (as hereinafter defined) have not been generated, used, treated or stored on or released or disposed on any Deanco Property (as hereinafter defined) during any period after September 30, 1994 in which such real property and improvements constituted Deanco Property, other than in compliance in all material respects with Environmental Laws (as hereinafter defined).

          (b) Deanco is in compliance in all material respects with Environmental Laws and the requirements of permits issued under such Environmental Laws with respect to any Deanco Property.

          (c) There are no pending or, to the knowledge of Deanco, threatened Environmental Claims (as hereinafter defined) against Deanco or any Deanco Property that individually or in the aggregate could have a Material Adverse Effect.

          (d) To the knowledge of Deanco, there are not now any underground storage tanks located on any Deanco Property or, to the knowledge of Deanco, on any property adjoining or adjacent to any Deanco Property.

          (e) For purposes of this Section 3.21, the following definitions shall apply:

          "Deanco Property" means any real property and improvements owned, leased, used, operated or occupied by Deanco.

          "Hazardous Materials" means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law.

          "Environmental Laws" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended as of the Closing Date, and any judicial or administrative interpretation thereof as of the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability

 Act of 1980, as amended, 42 U.S.C. Section 6901 ET SEQ.; the Resource Coservation and Recovery Act, as amended, 42 U.S.C. Section 9601 ET SEQ.; the Conservation Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 300f ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ.; and their state and local counterparts and equivalents.

          "Environmental Claims" means administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Law (hereafter "Claims"), including (i) Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          Section 3.22 INTERESTS IN CUSTOMERS, SUPPLIERS, ETC. Except as set forth on SCHEDULE 3.22 attached hereto, no officer or director of Deanco possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee or competitor or potential competitor of Deanco. Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934, as amended, of 1% or less of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 3.22.

          Section 3.23 DEANCO BANK ACCOUNTS, POWERS OF ATTORNEY AND COMPENSATION OF EMPLOYEES. Set forth on SCHEDULE 3.23 attached hereto is an accurate and complete list showing (a) the name and address of each bank in which Deanco has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto, (b) the names of all persons, if any, holding powers of attorney from Deanco and a summary statement of the terms thereof and (c) the names of all persons whose estimated annualized compensation from Deanco for the current fiscal year ended December 31, 1995 exceeds $100,000, together with a statement of the full amount paid or payable to each such person for services rendered during such fiscal year.

          Section 3.24   DEANCO CONDUCT OF BUSINESS.  Except as disclosed on
SCHEDULE 3.24 attached hereto and except as expressly contemplated by this Agreement, since the Interim Balance Sheet Date, Deanco has not taken any action which, if taken subsequent to the execution of this Agreement and on or prior to the Closing Date, would constitute a breach of Deanco's agreements set forth in Section 7.1.

          Section 3.25 CUSTOMER AND SUPPLIER RELATIONS. To the actual knowledge of Deanco (without due inquiry of anyone other than the Executive Officers), there has not been, and Deanco has no reason to believe that there will be, any change in relations with customers or suppliers of Deanco as a result of the transactions contemplated by this Agreement which could have a Material Adverse Effect.

          Section 3.26 CONDITION OF DEANCO ASSETS. The assets and properties (other than inventory) utilized in and material to the conduct of Deanco's business, whether owned or leased, are in good operating condition and repair (normal wear and tear excepted) and are suitable for the purposes for which they are presently being used.

          Section 3.27 1994 STOCK PURCHASE AGREEMENT. The purchase of the EDAC Shares in accordance with this Agreement will not affect Deanco's and EDAC's rights under the 1994 Stock Purchase Agreement, including their rights under the indemnification provisions thereof.

          Section 3.28 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of Deanco is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

          Section 3.29 DISCLOSURE. No statement, representation or warranty made by Deanco in this Agreement or in any Exhibit or Schedule hereto knowingly contains any untrue statement of a material fact or knowingly fails to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE IV.

                      REPRESENTATIONS OF EDAC STOCKHOLDERS

          Each EDAC Stockholder represents and warrants severally, and not jointly, as follows:

          Section 4.1 OWNERSHIP OF EDAC SHARES. Such EDAC Stockholder is the lawful owner of the number of EDAC Shares listed opposite the name of such EDAC Stockholder in EXHIBIT I and EXHIBIT II hereto, as the case may be, free and clear of all Encumbrances. Such EDAC Stockholder is the lawful owner of such

EDAC Stockholder's Note, free and clear of all Encumbrances. Such EDAC Stockholder has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey such EDAC Stockholder's Shares pursuant to this Agreement and the delivery to Richey of such shares pursuant to the provisions of this Agreement will transfer to Richey good and marketable title thereto, free and clear of all Encumbrances. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of EDAC Common Stock owned by such EDAC Stockholder, other than as contemplated by this Agreement.

          Section 4.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. Such EDAC Stockholder has the requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which such EDAC Stockholder is a party, to perform such EDAC Stockholder's obligations hereunder and thereunder and to consummate the transactions contemplated to be performed by such EDAC Stockholder hereby. To the extent applicable, the execution, delivery and performance by such EDAC Stockholder of this Agreement and the other Transaction Documents to which it is a party, and the consummation by such EDAC Stockholder of the transactions contemplated to be performed by such EDAC Stockholder hereby, have been duly authorized and approved by all necessary corporate, partnership or trust action on the part of such EDAC Stockholder. This Agreement has been, and as of the Closing Date the other Transaction Documents to which such EDAC Stockholder is a party will be, duly executed and delivered by such EDAC Stockholder. Assuming the due execution of this Agreement and, to the extent applicable, the other Transaction Documents, by EDAC, Deanco, Richey and the other EDAC Stockholders, this Agreement is, and upon execution and delivery at the Closing of the other Transaction Documents to which such EDAC Stockholder is a party, such other Transaction Documents will be, the legal, valid and binding obligations of such EDAC Stockholder, enforceable against such EDAC Stockholder in accordance with the terms thereof, except to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          Section 4.3 WITHHOLDING. Neither Richey nor EDAC is required to withhold any portion of the Stock Purchase Price or the redemption price (principal and interest) of the EDAC Stockholders Notes, respectively, pursuant to Subtitle C of the Code (concerning employment taxes) or any similar provision of any state or local law.

          Section 4.4 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of such EDAC Stockholder is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE V.

                             REPRESENTATIONS OF EDAC

          EDAC represents and warrants as follows:

          Section 5.1 EXISTENCE AND GOOD STANDING OF EDAC. EDAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Delaware is the only state in which it is necessary for EDAC to be qualified to do business and EDAC is so qualified.

          Section 5.2    CAPITAL STOCK OF EDAC.

          (a)  EDAC has an authorized capitalization consisting of
(i) 15,000,000 shares of common stock, par value $0.01 per share, of which 3,620,450 shares are issued and outstanding and (ii) 11,100,000 shares of 10% Non-Cumulative Convertible Preferred Stock, par value $0.50 per share, all of which are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of EDAC.

          (b) According to EDAC's records, the EDAC Stockholders Notes are held as indicated in EXHIBIT I and EXHIBIT II attached hereto. EDAC has not received notice of any transfer by any EDAC Stockholder of such EDAC Stockholder's Note.


          (c) All promissory notes which were issued to EDAC by EDAC Stockholders in payment of all or a portion of the purchase price for EDAC Shares have been paid in full.

          Section 5.3 OWNERSHIP OF DEANCO COMMON STOCK. EDAC is the lawful owner of 470,573 shares of Deanco Common Stock, which shares represent all of the issued and outstanding shares of Deanco Common Stock. EDAC owns the Deanco Shares, free and clear of all Encumbrances. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of Deanco Common Stock owned by EDAC. EDAC has provided Richey with a true and correct copy of the certificate representing the Deanco Shares.

          Section 5.4 PURPOSE OF EDAC. EDAC is a holding company whose only assets are the Deanco Shares, the EDAC Subordinated Note and its rights under the 1994 Stock Purchase Agreement. EDAC does not engage in any business operations.

          Section 5.5 AUTHORIZATION AND VALIDITY OF THIS AGREEMENT. EDAC has the requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by EDAC of this Agreement and the other Transaction Documents to which EDAC is a party have been duly authorized and approved by the Board of Directors of EDAC and no other corporate action on the part of EDAC is necessary to authorize the execution, delivery and performance of this Agreement and such other Transaction Documents by EDAC. This Agreement has been, and as of the Closing Date the other Transaction Documents to which EDAC is a party will be, duly executed and delivered by EDAC. Assuming the due execution of this Agreement and, to the extent applicable, the other Transaction Documents, by Deanco, the EDAC Stockholders and Richey, this Agreement is, and upon execution and delivery at the Closing of the other Transaction Documents to which EDAC is a party, such other Transaction Documents will be, the legal, valid and binding obligations of EDAC, enforceable against EDAC in accordance with the terms thereof, except to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          Section 5.6 EDAC SUBSIDIARIES AND INVESTMENTS. Except for the Deanco Shares and interests held indirectly through Deanco, EDAC does not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.

          Section 5.7    EDAC FINANCIAL STATEMENTS; NO MATERIAL CHANGES; ASSETS.

          (a) Attached hereto as SCHEDULE 5.7 are the unaudited balance sheet and statement of operations of EDAC as of September 30, 1995 (the "EDAC Interim Balance Sheet Date") which, except as indicated therein, have been prepared in accordance with GAAP consistently applied by EDAC throughout the period indicated therein and fairly presents in all material respects the financial condition of EDAC at the date thereof and the results of operations of EDAC for the period indicated therein.

          (b) Since the EDAC Interim Balance Sheet Date, there has been no change in the financial condition of EDAC.

          (c) At the Closing Date, the assets of EDAC will include all of the assets of EDAC, including all of the Deanco Shares.

          Section 5.8 EDAC BOOKS AND RECORDS. The minute books of EDAC, as previously made available to Richey and its representatives, contain materially accurate records of all meetings of, and corporate action taken by (including action taken by written consent), the shareholders and Board of Directors of EDAC. At Closing, all of the books and records of EDAC will be in the possession of EDAC.

          Section 5.9 EDAC CONTRACTS. Except for the 1994 Stock Purchase Agreement and this Agreement, EDAC is not a party to or bound by any agreement, contract or commitment.

          Section 5.10 EDAC CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in SCHEDULE 5.10 attached hereto, the execution and delivery by EDAC of this Agreement and the other Transaction Documents to which EDAC is a party and the consummation of the transactions contemplated hereby and thereby (a) will not violate or contravene any provision of the Certificate of Incorporation or Bylaws of EDAC, (b) will not violate or contravene any statute, rule, regulation, order or decree of any public body or authority by which EDAC or any of its properties or assets is bound, (c) except for filings required under the HSR Act, will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, or any other Person, and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of EDAC under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which EDAC is a party, or by which it or any of its properties or assets may be bound.

          Section 5.11 EDAC LITIGATION. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the knowledge of EDAC any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge EDAC, threatened, against or affecting EDAC or any of its properties or rights; and EDAC knows of no valid basis for any such action, proceeding or investigation. EDAC is not subject to any judgment, order or decree.

          Section 5.12   EDAC TAXES.

          (a) All Returns that were required to be filed by or on behalf of EDAC on or before the date hereof (with extensions) have been timely filed. Such Returns accurately and completely reflect all liability for Taxes of EDAC
for the periods covered thereby.   All Taxes shown to be due on such Returns
have been paid in full.

          (b) SCHEDULE 5.12 attached hereto sets forth (i) each taxable year or other taxable period of EDAC for which an audit or other examination of Taxes by a Federal, state, local or foreign tax authority is currently in progress (or any audit or other examination of Taxes (x) scheduled as of the date hereof to be conducted or (y) with respect to which EDAC has been notified) together with the names of the respective tax authorities conducting (or scheduled to conduct) such audits or examinations and a description of the subject matter of such audits or examinations, (ii) with respect to the preceding six (6) taxable years or other taxable periods for which an audit or other examination relating to Federal, state, local or foreign income taxes of EDAC has been finally completed and the disposition of such audits or examinations, (iii) the taxable years or other taxable periods of EDAC which will not be subject to the normally applicable statute of limitations by reason of the existence of circumstances, agreements or waivers that would cause any such statute of limitations for applicable Taxes to be extended, (iv) the amount of any proposed adjustments (and the principal reason therefor) relating to any Returns for Tax liability of EDAC which have been proposed or assessed by any taxing authority for any taxable period for which the applicable statute of limitations has not expired and (v) a list of all notices received by EDAC from any taxing authority relating to any issue which could affect the Tax liability of EDAC, which issue has not been finally determined and which, if determined adversely to EDAC, could result in a Tax liability.

          (c) EDAC has not been included in any "consolidated" or "combined" Return provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

          (d) All Taxes relating to the income, properties or operations of EDAC which EDAC is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

          (e) EDAC is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

          (f) Except as set forth on SCHEDULE 5.12, there are no tax sharing, allocation or similar agreements in effect as between EDAC or any affiliate thereof and any other Person (including any stockholder and or affiliate thereof) under which EDAC could be liable for any Taxes or other claims of any party.

          (g) No indebtedness of EDAC consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

          (h) Neither EDAC nor Acquisition made any election under Section 338 of the Code (or under any similar provision of any state, local or foreign law) with respect to its acquisition of Deanco.

          Section 5.13 EDAC LIABILITIES. EDAC does not have any outstanding claims, liabilities or indebtedness, contingent or otherwise, except for the EDAC Stockholders Notes and as set forth in the financial statements attached hereto as SCHEDULE 5.7, other than liabilities incurred subsequent to the EDAC Interim Balance Sheet Date in the ordinary course of business.

          Section 5.14   EDAC EMPLOYEES.  EDAC does not have any employees.

          Section 5.15 EDAC CONDUCT OF BUSINESS. Since the EDAC Interim Balance Sheet Date, EDAC has not taken any action which, if taken subsequent to the execution of this Agreement and on or prior to the Closing Date, would constitute a breach of EDAC's agreements set forth in Section 7.1.

          Section 5.16 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of EDAC is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

          Section 5.17 NO OTHER AGREEMENTS TO SELL ASSETS OR BUSINESS. EDAC does not have any legal obligation, absolute or contingent, to any Person to (a) sell any shares of Deanco Common Stock, (b) sell any assets of Deanco or (c) effect any merger, consolidation or other reorganization of Deanco or (d) enter into any agreement in any way relating to Deanco.

          Section 5.18   1994 STOCK PURCHASE AGREEMENT.  Except as disclosed in
SCHEDULE 5.18 attached hereto, EDAC has no knowledge of any facts, circumstances or conditions which indicate that any representation or warranty made by Deanco pursuant to the 1994 Stock Purchase Agreement was not true and correct as of the closing date of the transactions provided for in such agreement. Except as disclosed in SCHEDULE 5.18 attached hereto, EDAC has not asserted any claim for indemnification under the 1994 Stock Purchase Agreement or given any of the Former Deanco Stockholders notice of any matter which is subject to the indemnification provisions of the 1994 Stock Purchase Agreement.

          Section 5.19 DISCLOSURE. No statement, representation or warranty made by EDAC in this Agreement or in any Exhibit or Schedule hereto knowingly contains any untrue statement of a material fact or knowingly fails to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE VI.

                            REPRESENTATIONS OF RICHEY

          Richey represents and warrants as follows:

          Section 6.1 EXISTENCE AND GOOD STANDING OF RICHEY; POWER AND AUTHORITY. Richey is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Richey has the requisite corporate power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Richey of this Agreement and the other Transaction Documents to which Richey is a party, and the consummation by Richey of the transactions contemplated hereby have been duly authorized and approved by its Board of Directors and no other corporate action on the part of Richey is necessary to authorize the execution, delivery and performance of this Agreement and such other Transaction Documents and the consummation of the transactions contemplated hereby. This Agreement has been, and as of the Closing Date the other Transaction Documents to which Richey is a party will be, duly executed and delivered by Richey. Assuming the due execution of this Agreement and, to the extent applicable, the other Transaction Documents, by Deanco, the EDAC Stockholders and EDAC, this Agreement is, and upon execution and delivery at the Closing of the other Transaction Documents to which Richey is a party, such other Transaction Documents will be, the legal, valid and binding obligations of Richey, enforceable against Richey in accordance with the terms thereof, except to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          Section 6.2 RICHEY CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in SCHEDULE 6.2 attached hereto, the execution and delivery by Richey of this Agreement and the other Transaction Documents to which Richey is a party and the consummation of the transactions contemplated hereby and thereby (a) will not violate or contravene any provision of the Certificate of Incorporation or Bylaws of Richey, (b) will not violate or contravene any statute, rule, regulation, order or decree of any public body or authority by which Richey is bound or by which any of its properties or assets are bound, (c) except for filings required under the HSR Act, will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, or any other Person, and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of Richey under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which Richey is a party, or by which it or any of its properties or assets may be bound, excluding from the foregoing clauses (c) and (d) filings, notices, permits, consents and approvals, the absence of which, and violations, breaches, defaults, conflicts and Encumbrances, which would not prevent Richey from performing its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement.

          Section 6.3 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of Richey is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

                                  ARTICLE VII.

                     TRANSACTIONS PRIOR TO THE CLOSING DATE


          Section 7.1    CONDUCT OF BUSINESS.

          (a) During the period from the date of this Agreement to the Closing Date, Deanco shall conduct its operations in the ordinary course of business, use its reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers, employees and agents, and maintain its relations and goodwill with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it, confer with Richey concerning operational matters of a material nature and report periodically to Richey concerning the status of the business, operations and finances of Deanco. Notwithstanding the immediately preceding sentence, prior to the Closing Date, except as may be first approved in writing by Richey or as is otherwise permitted or required by this Agreement, Deanco shall (i) maintain its Certificate of Incorporation and Bylaws in its respective form on the date of this Agreement, (ii) refrain from paying or increasing any bonuses, salaries, or other compensation to any director, officer, employee or stockholder (except in the ordinary course of business and except for payments pursuant to profit sharing and incentive bonus programs heretofore established for fiscal year 1995 in accordance with such programs to the extent previously accrued on Deanco's books) or entering into any employment, severance, or similar agreement with any director, officer, or employee, (iii) refrain from the adopting or increasing of any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Deanco,
(iv) refrain from entering into any material contract or commitment except material contracts and commitments in the ordinary course of business, (v) refrain from increasing its indebtedness for borrowed money, except current borrowings from its commercial lender in the ordinary course of business and consistent with its past practices since September 30, 1994, (vi) refrain from canceling or waiving any claim or right of substantial value which individually or in the aggregate is material to Deanco, (vii) refrain from declaring or paying any dividends or making any other distributions in respect of any capital stock of Deanco or redeeming, purchasing or otherwise acquiring any of Deanco's capital stock and refrain from making any other payments or distributions of property to its stockholders, officers or directors other than normal salary, bonus and related compensation payment in amounts established on and pursuant to compensation policies in effect on January 1, 1995, (viii) refrain from making any material change in accounting methods or practices except as required by law or GAAP, (ix) refrain from issuing or selling any shares of capital stock or any other securities, or issuing any securities convertible into, or options, warrants or rights to purchase or subscribe to, or entering into any arrangement or contract with respect to the issue and sale of, any shares of its capital stock or any other securities, or making any other changes in its capital structure, (x) refrain from selling, leasing or otherwise disposing of any material asset or property of Deanco other than sales of inventory in the ordinary course of business and other than the sale of Deanco's owned real property in Burlington, Massachusetts and the improvements located thereon and the assets and related equipment of the Therma Shield business of Deanco, (xi) refrain from making any capital expenditure or commitment therefor, except in the ordinary course of business, (xii) refrain from writing off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to Deanco,
(xiii) refrain from making any payments on the EDAC Subordinated Note and (xiv) refrain from agreeing, whether or not in writing, to do any of the foregoing.

          (b) During the period from the date of this Agreement to the Closing Date, EDAC shall continue to operate solely as a holding company for the Deanco Shares and EDAC shall not do any of the following without the prior written consent of Richey: (i) amend its Certificate of Incorporation or Bylaws, (ii) enter into any contract or commitment, (iii) incur indebtedness for borrowed money, (iv) cancel or waive any claim or right, (v) declare or pay any dividends or make any other distributions in respect of any capital stock of EDAC or redeem, purchase or otherwise acquire any of EDAC's capital stock or make any other payments or distributions of property to its stockholders, officers or directors, (vi) make any material change in accounting methods or practices except as required by law or GAAP, (vii) issue or sell any shares of capital stock or any other securities, or issue any securities convertible into, or options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issue and sale of, any shares of its capital stock or any other securities, or make any other changes in its capital structure, (viii) sell or encumber any of the Deanco Shares, (ix) make any payments on the EDAC Stockholders Notes other than interest payments which become due or (x) agree, whether or not in writing, to do any of the foregoing.

          (c) Deanco shall conduct a physical count of its inventory in connection with the preparation of its unaudited balance sheet as of November 24, 1995 (the "November Unaudited Balance Sheet"). Deanco shall deliver to Richey a copy of the November Unaudited Balance Sheet and the related statements of operations and cash flows for the eleven months then ended immediately after the same have been prepared. Seven business days before the Closing, Deanco shall deliver to Richey an estimated balance sheet of Deanco as of the Closing Date, which balance sheet shall be updated by Deanco at the Closing.

          Section 7.2 EXCLUSIVE DEALING. During the period from the date of this Agreement to the Closing Date, the EDAC Stockholders, Deanco and EDAC and their respective representatives shall not take any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than Richey and its representatives, concerning any purchase of the EDAC Shares or the Deanco Shares or any merger, sale of substantial assets or similar transaction involving Deanco or EDAC.

          Section 7.3 REVIEW OF DEANCO AND EDAC. Richey may, prior to the Closing Date, directly or through its representatives (including, without limitation, its attorneys, accountants and environmental consultants) review, during normal business hours and without unduly disrupting the business of Deanco or EDAC, the properties, books and records of Deanco and EDAC and their financial and legal condition to the extent it deems necessary or advisable to familiarize itself with such properties and other matters; such review, and any review made by Richey or its representatives prior to the date of this Agreement, shall not, however, affect the representations and warranties made by EDAC, Deanco or the EDAC Stockholders in this Agreement or the remedies of Richey for breaches of those representations and warranties. Such review may include such environmental investigations and tests, at Richey's expense, as Richey's environmental consultants reasonably believe are necessary. In addition, Richey shall have the right, following prior oral notice to the EDAC Stockholders' Representative or Messrs. Cioffi or Wamsley, to contact directly and to have discussions with any present supplier, customer, lender or employee of Deanco. Deanco and EDAC shall permit Richey and its representatives to have reasonable access to their respective premises and books and records during normal working hours and shall furnish Richey with such financial and operating data and other information with respect to the business and properties of Deanco and EDAC as Richey shall from time to time reasonably request. Richey shall cooperate fully with Deanco to implement procedures designed to minimize disruption of Deanco's business while ensuring access to all relevant information. The parties agree that Richey shall not be permitted to do any on-site environmental due diligence until this Agreement has been executed by the parties.

          Section 7.4 REASONABLE BEST EFFORTS. Each of Deanco, the EDAC Stockholders, EDAC and Richey shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective reasonable best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with Deanco as are necessary for consummation of the transactions contemplated by the Agreement and to fulfill the conditions to the purchase of the EDAC Shares contemplated hereby.

          Section 7.5 HSR FILING AND AUTHORIZATIONS. The parties hereto acknowledge that filings under the HSR Act are required with respect to the transactions contemplated by this Agreement. Each of Richey and Deanco (or its ultimate parent entity) will as promptly as practicable make or cause to be made its filing under the HSR Act and all such other filings and submissions under laws, rules and regulations applicable to it or its affiliates as may be required to consummate the terms of this Agreement. Any such filing and submissions will be in compliance with the requirements of the applicable law, rule or regulation. Notwithstanding the foregoing, nothing contained in this Agreement will require or obligate any party hereto or its affiliates to initiate, pursue or defend any litigation (or threatened litigation) to which any governmental or regulatory entity is a party or require Richey (a) to agree or otherwise become subject to any material limitations on (1) the right of Richey to effectively control or operate Deanco's business, (2) the right of Richey to acquire or hold Deanco's business or (3) the right of Richey to exercise full rights of ownership of Deanco's business or all or any material portion of that business; or (b) to agree or otherwise be required to sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise) or divest itself of all or any portion of the business, assets or operations of Richey or Deanco. The parties agree that no representation, warranty or covenant of Richey in this Agreement shall be breached or deemed breached as a result of the failure by Richey to take any of the actions specified in the preceding sentence.

          Section 7.6    WAGE WITHHOLDING.  Based upon the representation in
Section 4.3, Richey shall not treat any portion of the Stock Purchase Price as wages subject to withholding of Taxes.

                                  ARTICLE VIII.

                       CONDITIONS TO RICHEY'S OBLIGATIONS

          The obligations of Richey to effect the transactions contemplated by this Agreement are conditioned upon satisfaction, at or prior to the Closing, of the following conditions:

          Section 8.1 OPINION OF COUNSEL FOR DEANCO, EDAC AND THE EDAC STOCKHOLDERS. Richey shall have received an opinion, dated the Closing Date, of White & Case, to the effect set forth in EXHIBIT IV attached hereto.

          Section 8.2 GOOD STANDING AND OTHER CERTIFICATES. Richey shall have received from counsel for Deanco and EDAC and for each of Deanco and EDAC
(a) copies of its charter, including all amendments thereto, in each case certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation, (b) a certificate from the Secretary of State or other appropriate official of its jurisdiction of incorporation to the effect that it is in good standing and listing all of its charter documents on file,
(c) a certificate from the Secretary
of State or other appropriate official in each state in which it is qualified to do business to the effect that it is in good standing in such state, (d) to the extent available, a certificate as to its tax status from the appropriate official in its jurisdiction of incorporation and each state in which it is qualified to do business, and (e) a copy of its Bylaws, certified by its Secretary as being true and correct and in effect on the Closing Date.

          Section 8.3 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Deanco, the EDAC Stockholders and EDAC contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Deanco, the EDAC Stockholders and EDAC shall have delivered to Richey certificates as to their respective representations and warranties, dated the Closing Date, to such effect.

          Section 8.4 PERFORMANCE OF AGREEMENTS. The agreements of Deanco, the EDAC Stockholders and EDAC to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and Deanco, the EDAC Stockholders and EDAC shall have delivered to Richey certificates, dated the Closing Date, to such effect.

          Section 8.5 NO MATERIAL ADVERSE CHANGE. Prior to the Closing there shall have been no material adverse change in the business, operations, financial condition or results of operations of Deanco, and Deanco shall have delivered to Richey a certificate, dated the Closing Date, to such effect.

          Section 8.6 NO LITIGATION THREATENED. No action or proceedings shall have been instituted or, to the knowledge of the EDAC Stockholders' Representative, EDAC and Deanco, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and Deanco, the EDAC Stockholders' Representative and EDAC shall have delivered to Richey a certificate, dated the Closing Date, to such effect.

          Section 8.7 GOVERNMENTAL APPROVALS AND OTHER CONSENTS. All material governmental and other consents and approvals, if any, disclosed on any Schedule attached hereto or otherwise necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

          Section 8.8 HSR ACT. Deanco (or its ultimate parent entity) shall have complied in all material respects with the requirements of the HSR Act, and the waiting period (including any extension thereof by reason of a request for additional information) relating to the notification and report form filed by Deanco (or its ultimate parent entity) shall have expired or been terminated.

          Section 8.9 RESIGNATION OF DIRECTORS. All directors of EDAC and all directors of Deanco shall have resigned.

          Section 8.10 AFFILIATE CONTRACTS. Except as set forth on SCHEDULE 8.10, all contracts between Deanco and any of its affiliates shall have been renegotiated, if necessary, to provide terms and conditions thereunder which are no more favorable to such affiliate than to a non-affiliate.

          Section 8.11 ENVIRONMENTAL DUE DILIGENCE. Richey's consultants shall have completed environmental site assessments and environmental health and safety compliance reports for all locations leased or owned by Deanco, and Richey shall be reasonably satisfied with the results of such reports.

          Section 8.12 INVENTORIES. Deanco's inventories as adjusted as a result of the November physical count and reflected on the November Unaudited Balance Sheet are not materially different than its inventories as reflected on the Unaudited Balance Sheet.

          Section 8.13 MANAGEMENT CONTRACT. That certain Management Contract dated September 30, 1994 between Deanco and Sequoia Associates shall have been terminated without any consideration having been paid by Deanco for such termination, and Richey shall have received written confirmation from Sequoia Associates, confirming such termination and that Deanco has no further obligations under such contract.

          Section 8.14 FINANCING. First Interstate Bank of California ("Richey's Lender") shall have funded the financing which it has committed to provide to Richey pursuant to that certain letter agreement dated November 9, 1995, which financing commitment is subject only to customary closing conditions and a copy of which has been provided to the EDAC Stockholders' Representative.

          Section 8.15 PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Richey and its counsel, and Richey shall have received copies of all such documents and other evidence as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                   ARTICLE IX.

                                CONDITIONS TO THE
               EDAC STOCKHOLDERS', DEANCO'S AND EDAC'S OBLIGATIONS

          The obligations of the EDAC Stockholders, Deanco and EDAC to effect the transactions contemplated by this Agreement are conditioned upon satisfaction, at or prior to the Closing, of the following conditions:

          Section 9.1 OPINION OF RICHEY'S COUNSEL. The EDAC Stockholders' Representative, Deanco and EDAC shall have received an opinion, dated the Closing Date, of Dewey Ballantine, to the effect set forth in EXHIBIT V attached hereto.

          Section 9.2 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Richey contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Richey shall have delivered to the EDAC Stockholders' Representative, Deanco and EDAC a certificate, dated the Closing Date, to such effect.

          Section 9.3 PERFORMANCE OF AGREEMENTS. The agreements of Richey to be performed prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects, and Richey shall have delivered to the EDAC Stockholders' Representative, Deanco and EDAC a certificate, dated the Closing Date, to such effect.

          Section 9.4 NO LITIGATION THREATENED. No action or proceedings shall have been instituted or, to the knowledge of Richey, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and Richey shall have delivered to the EDAC Stockholders' Representative, Deanco and EDAC a certificate, dated the Closing Date, to such effect.

          Section 9.5 GOVERNMENTAL APPROVALS AND OTHER CONSENTS. All material governmental and other consents and approvals, if any, disclosed on any Schedule attached hereto or otherwise necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

          Section 9.6 HSR ACT. Richey shall have complied in all material respects with the requirements of the HSR Act, and the waiting period (including any extension thereof by reason of a request for additional information) relating to the notification and report form filed by Richey shall have expired or been terminated.

          Section 9.7 PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to EDAC and its counsel, and EDAC shall have received copies of all such documents and other evidence as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                   ARTICLE X.

                                   TAX MATTERS

          Section 10.1 TAX RETURNS. EDAC and/or Deanco shall prepare and timely file all Returns of EDAC and Deanco that are required to be filed (with extensions) on or prior to the Closing Date. EDAC and/or Deanco shall determine the manner in which any item of income, gain, deduction, loss or credit arising out of the income, properties and operations of EDAC or Deanco shall be reported or disclosed in such Returns; PROVIDED, HOWEVER, that EDAC and Deanco shall provide Richey with draft Federal, state, local and foreign income tax returns for EDAC and/or Deanco at least thirty (30) days prior to the date for filing of such Returns. At least fifteen (15) days prior to the date for filing of such Returns, Richey shall notify EDAC or Deanco of the existence of any objection Richey may have to any item set forth on such draft Returns. Richey, on the one hand, and EDAC and Deanco, on the other hand, shall consult and resolve in good faith any such objection. In the absence of any such resolution, however, any and all such objections shall be resolved by treating items on such Returns in a manner consistent with past practices with respect to such items.

          Section 10.2 OTHER TAX RETURNS. Except as provided in Section 10.1, Richey shall have the exclusive authority and obligation to prepare and timely file, or cause to be prepared and timely filed, all Returns of EDAC and/or Deanco; PROVIDED, HOWEVER, with respect to Returns to be filed by Richey pursuant to this Section 10.2 for taxable periods ending on or prior to the Closing Date, items set forth on such Returns shall be treated in a manner consistent with past practices with respect to such items. Such authority shall include, but not be limited to, the determination of the manner in which any item of income, gain, deduction, loss or credit arising out of the income, properties and operations of EDAC and/or Deanco shall be reported or disclosed on such Returns.

          Section 10.3   PAYMENT OF TAXES/INDEMNIFICATION FOR TAXES.

          (a) The Key EDAC Stockholders severally agree hereby to indemnify and hold harmless EDAC, Deanco and Richey, and their respective officers, directors, affiliates and agents, and any successors thereto, on an after-tax basis, against the following including, in each such case, all costs (including, without limitation, legal and accounting fees) incurred in connection with any audit, contest or other proceeding by any taxing authority; provided that each Key EDAC Stockholder's liability under this
Section 10.3(a) for any event giving rise to an indemnification obligation shall be limited to the aggregate amount of such liability multiplied by the number of EDAC Shares owned by such Key EDAC Stockholder as indicated on EXHIBIT I attached hereto divided by the total number of EDAC Shares owned by all of the Key EDAC Stockholders as indicated on EXHIBIT I attached hereto; and provided further, that the limitation provided in Section 11.2(b)(ii) shall apply to the Key EDAC Stockholders' indemnification obligations with respect to Taxes pursuant to this Article X.

          (i) all Taxes, losses, claims and expenses resulting from, arising out of, or incurred with respect to, any claims that may be asserted by any party based upon, attributable to, or resulting from the failure of any representation or warranty made pursuant to Section
          3.13 or Section 5.12 of this Agreement to be true and correct as of the date of this Agreement and as of the Closing Date;

          (ii) all Taxes, damages, losses or expenses incurred or suffered as a result of the breach of any covenant or agreement pertaining to Taxes made or to be performed by Deanco or EDAC pursuant to this Agreement prior to the Closing Date;

          (iii) all Taxes paid by Richey, EDAC and/or Deanco after the Interim Balance Sheet Date to the extent that such Taxes in the aggregate (x) are imposed or asserted on or with respect to or as a result of the properties, income, operations, capital, or other matters of or in respect of EDAC and/or Deanco for all taxable periods or portions thereof beginning after September 30, 1994 and ending on or before the Interim Balance Sheet Date and (y) exceed the amount of liability for such Taxes accrued and adequately disclosed and fully provided for on the Unaudited Balance Sheet (disregarding deferred Tax assets and liabilities);

          (iv) all Taxes imposed or asserted on or with respect to or as a result of the properties, income, operations, capital, or other matters of or in respect of EDAC and/or Deanco for all taxable periods or portions thereof beginning after the Interim Balance Sheet Date and ending on or before the Closing Date to the extent that such Taxes are not incurred by EDAC and/or Deanco in the ordinary course of their trades or businesses;

          (v) any Transfer Taxes (as hereinafter defined) imposed on Richey, EDAC and/or Deanco in connection with the purchase of the EDAC Shares contemplated hereby or other transactions pursuant to this Agreement that are to be borne by the EDAC Stockholders pursuant to Section 10.3(b); and

          (vi) all Taxes imposed on Richey, EDAC and/or Deanco, or for which Richey, EDAC or Deanco, as the case may be, may be liable, as a result of any transaction provided for in this Agreement.

For any taxable period that begins on or before and ends after the Interim Balance Sheet Date or the Closing Date (each an "Accrual Date"), for purposes of apportioning a Tax to the portion of such taxable period that ends on the Accrual Date, the Tax for the taxable period ending on the Accrual Date shall be
(i) in the case of a Tax that is not based on income, the total Tax for the taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on (and including) the Accrual Date and the denominator of which is the total number of days in such taxable period, and
(ii) in the case of a Tax that is based on income, the Tax that would be due with respect to the period ending on (and including) the Accrual Date, based on actual operations of EDAC and/or Deanco during such period as shown on their permanent books and records.

          (b) All sales, value added, use, transfer, registration, stamp, documentary and similar Taxes ("Transfer Taxes") imposed in connection with the sale of the EDAC Shares or any other transaction which occurs pursuant to this Agreement shall be borne solely by the EDAC Stockholders (including, without limitation, any New York State Stock Transfer Tax, New York State Real Property Transfer Gains Tax, New York State Real Estate Transfer Tax and New York City Real Property Transfer Tax).

          (c) The Key EDAC Stockholders shall not be liable for a Tax pursuant to Section 10.3(a)(i) to the extent that (i) such liability is attributable to an inaccuracy of the representation in the second sentence of Section 3.13(a) and (ii) EDAC or Deanco and/or their successors are indemnified for such Tax pursuant to the 1994 Stock Purchase Agreement; provided, however, that nothing in this Section 10.3(c) shall affect the Key EDAC Stockholders' liability for "additions to tax," "additional amounts," and "assessable penalties" (as such terms are used in Chapter 68 of the Code) to the extent such items are properly attributable to actions taken by EDAC and/or Deanco after

September 30, 1994, rather than to taxable periods ending on or before September 30, 1994. For purposes of this Section 10.3(c), EDAC and Deanco shall be treated as being indemnified for a Tax pursuant to the 1994 Stock Purchase Agreement, notwithstanding that no indemnification is required under Section 9(c)(i)(B) or Section 9(c)(i)(D) of the 1994 Stock Purchase Agreement by reason of the limitations for the $50,000 deductible or the provisions for Taxes on the Final Closing Balance Sheet (as such term is defined in the 1994 Stock Purchase Agreement).

          (d) The indemnification provisions of Section 10.3(a) shall not include the costs and expenses incurred in connection with routine, periodic examinations or audits by taxing authorities.

          Section 10.4 CONTROVERSIES. Richey shall promptly notify the EDAC Stockholders' Representative in writing upon receipt by Richey or an affiliate of Richey (including EDAC or Deanco) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a taxable period ending on or prior to the Closing Date. Notwithstanding anything to the contrary in this Agreement, Richey shall have the exclusive authority to represent EDAC and Deanco before the Internal Revenue Service, any other taxing authority, any other governmental agency or authority or any court regarding the Tax consequences of the operations of EDAC or Deanco for all taxable periods; PROVIDED, HOWEVER, that the Key EDAC Stockholders may have (but are not required to have) the exclusive authority to so represent EDAC and Deanco for any complete taxable period (and for no portion of a taxable period) beginning after September 30, 1994 and ending on or before the Closing Date if the Key EDAC Stockholders agree, in writing, to indemnify Richey, EDAC and/or Deanco, as the case may be, for any additional Tax for such complete taxable period and for any additional Tax for any subsequent taxable period arising from the compromise, settlement, contest or other resolution of such Tax consequences; and PROVIDED FURTHER, that Richey shall not, and shall cause its affiliates (including EDAC and Deanco) not to, enter into any settlement of any contest or otherwise compromise any issue that would require payment by the Key EDAC Stockholders of any amount under Section 10.3 without the prior written consent of the EDAC Stockholders' Representative, which consent shall not be unreasonably withheld.

          Section 10.5 AMENDED RETURNS. The EDAC Stockholders shall not file or cause to be filed any amended Return with respect to EDAC and/or Deanco.

          Section 10.6 FIRPTA STATEMENT. On or prior to the Closing Date, EDAC shall provide Richey with the copy of a statement, issued by EDAC pursuant to U.S. Treasury Regulations

Section 1.897-2(h), certifying that the EDAC Common Stock is not a United States real property interest.

                                   ARTICLE XI.

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

          Section 11.1 SURVIVAL OF REPRESENTATIONS. The representations and warranties of Deanco, EDAC and Richey contained in this Agreement shall survive for a period of two years following the consummation of the purchase of the EDAC Shares contemplated hereby; provided that (a) the representations and warranties set forth in Section 3.13 and Section 5.12 with respect to a Tax shall survive for 60 days after the later to occur of (i) the lapse of the statute of limitations for the assessment of such Tax and (ii) the final administrative or judicial determination of such Tax and (b) the representations and warranties set forth in Section 5.3 shall survive indefinitely. The representations and warranties of the EDAC Stockholders contained in this Agreement shall survive the consummation of the purchase of the EDAC Shares contemplated hereby indefinitely.

          Section 11.2   INDEMNIFICATION.

          (a) The Key EDAC Stockholders severally (and Deanco and EDAC jointly with each of the Key EDAC Stockholders only with respect to claims made prior to Closing) agree to indemnify and hold Richey and its officers, directors, affiliates (including, without limitation, EDAC and Deanco) and agents, and any successors thereto, harmless, on an after-tax basis, from expenses (including, without limitation, reasonable attorneys' fees and expenses), damages or losses, net of unused applicable reserves reflected in the Unaudited Balance Sheet PLUS unused additional applicable reserves which are listed in SCHEDULE 11.2 and which shall be reflected in the closing balance sheet of Deanco to be delivered to Richey on the Closing Date in accordance with Section 7.1, ("Damages") incurred or suffered as a result of or arising out of any of the following:

          (i) The failure of any representation or warranty made by Deanco or EDAC pursuant to this Agreement to be true and correct as of the Closing Date.

          (ii) The breach of any covenant or agreement made or to be performed by Deanco or EDAC pursuant to this Agreement prior to the Closing Date;

          (iii) Actions or failures to act after September 30, 1994 and prior to the Closing Date with respect to Deanco's employee stock ownership plan;

          (iv) The pending action titled "Lohmann v. Acacia," filed by Kevin Lohmann on May 5, 1995 in the Superior Court of Orange County, California (case number 746667); or

          (v) Actions or failures to act after September 30, 1994 and prior to the Closing Date with respect to the profit sharing plan of the Schaal division of Deanco.

          (b) The indemnification obligations provided for in Section 11.2(a) shall be subject to the following limitations:

          (i) The Key EDAC Stockholders, EDAC and Deanco shall not be liable under clause (i), (iii) or (v) of Section 11.2(a) unless the amount of Damages with respect to matters referred to in clauses (i), (iii) and
          (v) of Section 11.2(a) exceeds $350,000 in the aggregate (the "Threshold Amount"), whereupon such party or parties shall be entitled to such indemnification only with respect to Damages with respect to such matters in excess of the Threshold Amount;

          (ii) Deanco's, EDAC's and the Key EDAC Stockholders' joint liability under clauses (i), (iii) and (v) of Section 11.2(a) and under Sections 10.3(a) and 10.3(b) shall not exceed $10 million in the aggregate;

          (iii) Each Key EDAC Stockholder's liability under Section 11.2(a) for any event giving rise to an indemnification obligation shall be limited to the aggregate amount of such liability multiplied by the number of EDAC Shares owned by such Key EDAC Stockholder as indicated on EXHIBIT I attached hereto divided by the total number of EDAC Shares owned by all of the Key EDAC Stockholders as indicated on
          EXHIBIT I attached hereto; and

          (iv) The Key EDAC Stockholders, EDAC and Deanco shall not be liable under clause (i) of Section 11.2(a) for Damages resulting out of the failure of any representation or warranty made by Deanco pursuant to
          Section 3.14, 3.16(c), 3.17(a), 3.19(a) or 3.21(b) to be true and correct as of the Closing Date, to the extent that such Damages consist of payments or fines which are related to the period prior to October 1, 1994 and which are calculated on a per diem or other periodic basis for the period prior to October 1, 1994 or are based on the number of occurrences occurring during the period prior to October 1, 1994.

The limitations provided in clauses (i) and (ii) of this Section 11.2(b) shall not apply to any failure of any representation or warranty made in Section 5.3 of this Agreement to be true and correct as of the Closing Date. The limitation provided in clause (ii) of this Section 11.2(b) shall not apply to any failure of the representation made in Section 5.12(h) of this Agreement to be true and correct as of the date of this Agreement and the Closing Date.

          (c) Each EDAC Stockholder, severally, hereby agrees to indemnify and hold Richey and its officers, directors, affiliates (including, without limitation, EDAC and Deanco) and agents, and any successors thereto, harmless, on an after-tax basis, from Damages incurred or suffered as a result of or arising out of any of the following:

          (i) The failure of any representation or warranty made by such EDAC Stockholder to be true and correct as of the Closing Date; or

          (ii) The breach of any covenant or agreement made or to be performed by such EDAC Stockholder pursuant to this Agreement.

          (d) Richey hereby agrees to indemnify and hold each of the EDAC Stockholders and any successors thereto (and, only with respect to claims made prior to the Closing, EDAC, Deanco and their respective officers, directors, affiliates and agents, and any successors thereto) harmless, on an after-tax basis, from Damages incurred or suffered as a result of or arising out of any of the following:

          (i) The failure of any representation or warranty made by Richey pursuant to this Agreement to be true and correct as of the Closing Date; or

          (ii) The breach of any covenant or agreement made or to be performed by Richey pursuant to this Agreement.

          (e) The foregoing indemnification provisions (including the indemnification provisions contained in Article X) shall be the exclusive remedy for any breach of the representations, warranties, covenants or obligations set forth in this Agreement; PROVIDED, HOWEVER, that the provisions of this Section 11.2(e) shall not prevent Deanco, EDAC or the EDAC Stockholders, on the one hand, or Richey, on the other hand, from seeking the remedies of specific performance or injunctive relief in connection with a breach of a covenant of the other party contained herein.

          (f) Notwithstanding the foregoing, all matters (including, without limitation, the breach of any of the representations and warranties or nonfulfillment of a covenant contained in Section 3.13 or Section 5.12) relating to the Key

EDAC Stockholders' indemnification obligations with respect to Taxes shall be governed by the provisions of Article X rather than this Section 11.2 and the limitations provided in this Section 11.2 shall not apply to such obligations, except for the limitation provided in Section 11.2(b)(ii) which shall apply to the Key EDAC Stockholders' indemnification obligations with respect to Taxes pursuant to Article X.

          Section 11.3   INDEMNIFICATION PROCEDURE.

          (a) Any party seeking indemnification (the "Indemnified Party") from any other party (the "Indemnifying Party") with respect to any claim, demand, action, proceeding or other matter pursuant to Article X or this Article XI (the "Claim") shall promptly give written notice to the Indemnifying Party of the existence of the Claim, setting forth in reasonable detail the facts and circumstances pertaining thereto and the basis for the Indemnified Party's right to indemnification, provided that the failure to give such prompt notice shall not waive or otherwise affect the rights of any Indemnified Party except to the extent that the rights of the Indemnifying Party shall have been actually and materially prejudiced thereby.

          (b) If any third party shall notify any Indemnified Party with respect to any matter which may give rise to a Claim for indemnification against the Indemnifying Party under this Agreement, then the Indemnified Party shall promptly give written notice thereof to each Indemnifying Party; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is materially prejudiced by such failure to give notice. In the event that any Indemnifying Party notifies the Indemnified Party within 30 days after the Indemnified Party has given notice of the matter that the Indemnifying Party would be required to indemnify the Indemnified Party in full against any such Claim and is assuming the defense thereof:

          (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party;

          (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel (x) to the extent the Indemnified Party concludes reasonably based upon advice of counsel that a conflict of interest exists between the Indemnified Party and Indemnifying Party or (y) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying

     Party and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party, but the assertion of which would be adverse to the interest of the Indemnified Party);

          (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably); and

          (iv) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto.

          (c) If no Indemnifying Party notifies the Indemnified Party within 30 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, then the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate, without prejudice to any of its rights hereunder.

          (d) Except as otherwise provided for in Section 11.3(b), the Indemnified Party shall be entitled to reimbursement of reasonable expenses included in Damages with respect to any Claim (including, without limitation, the cost of defense, preparation and investigation relating to such Claim) as such expenses are incurred by the Indemnified Party.

          (e) Any person seeking indemnification for Damages hereunder shall, to the extent practicable, use its reasonable efforts to minimize such Damages.

                                  ARTICLE XII.

                              EVENTS OF TERMINATION

          Section 12.1 EVENTS OF TERMINATION. This Agreement may be terminated: (a) by mutual written agreement of Richey, EDAC, Deanco and the EDAC Stockholders' Representative; (b) by Richey by written notice to Deanco, EDAC and the EDAC Stockholders' Representative if the conditions set forth in Article VIII hereof shall not have been complied with or performed on or prior to the Closing Date and Richey shall not have materially breached any of its representations, warranties, covenants or agreements contained herein;
or (c) by Deanco and EDAC by written notice to Richey and the EDAC Stockholders' Representative, if the conditions set forth in Article IX hereof shall not have been complied with or performed on or prior to the Closing Date and Deanco, EDAC and the EDAC Stockholders shall not have materially breached any of their respective representations, warranties, covenants or agreements contained herein, and, in either case of clause (b) or (c), such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before January 15, 1996.

          Section 12.2 EFFECT OF TERMINATION. In the event that this Agreement shall be terminated pursuant to Section 12.1, all further obligations of the parties hereto under this Agreement (other than pursuant to Sections 13.1 (Expenses) and 13.4 (Publicity) , which shall continue in full force and effect) shall terminate without further liability or obligation of any party to the other parties hereunder; PROVIDED, HOWEVER, that no party shall be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (a) willful failure of such party to have performed its obligations hereunder or (b) any knowing misrepresentation made by such party of any matter set forth herein.

                                  ARTICLE XIII.

                                  MISCELLANEOUS

          Section 13.1 EXPENSES. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their own brokers, finders, agents, representatives, financial consultants, accountants and counsel; provided, however, that if the Closing occurs, an aggregate of $200,000 of any such expenses incurred by EDAC, Deanco and the EDAC Stockholders shall be borne by Richey as provided in Sections 1.3 and 2.2. Without limiting the foregoing, Richey agrees that it shall be solely responsible for the HSR filing fees which it is required to pay because it is an acquiring person.

          Section 13.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in California without reference to the choice of law principles of such laws.

          Section 13.3 CAPTIONS. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement. Unless specifically provided otherwise, all references to Section numbers in this Agreement are references to Sections of this Agreement.

          Section 13.4 PUBLICITY. Except as otherwise required by law or regulation as advised by counsel, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of Richey and EDAC prior to the Closing and the prior written approval of Richey after the Closing, to the contents and the manner of presentation and publication thereof.

          Section 13.5 NOTICES. Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows or to such other address or number as shall be furnished in writing by any such party to the other parties, and such notice or communication shall be deemed to have been given when so delivered by hand or telecopy or if so mailed, three (3) days after mailing. Richey's obligations to give notice to any EDAC Stockholder pursuant to this Agreement shall be satisfied by giving such notice to the EDAC Stockholders' Representative.

               If to Deanco addressed to:

               Deanco, Inc.
               c/o Sequoia Associates
               3000 Sand Hill Road
               Building 2, Suite 140
               Menlo Park, California 94025
               Attention:  Robert Ferris
               Telecopier:  415-854-2364


               If to EDAC addressed to:

               EDAC
               c/o Sequoia Associates
               3000 Sand Hill Road
               Building 2, Suite 140
               Menlo Park, California 94025
               Attention:  Robert Ferris
               Telecopier:  415-854-2364


               If to Richey addressed to:

               Richey Electronics, Inc.
               7441 Lincoln Way
               Garden Grove, California 92641
               Attention:  Richard N. Berger
               Telecopier:  714-897-7887

               With a copy to:

               Dewey Ballantine
               333 South Hope Street, 30th Floor
               Los Angeles, California 90071-1406
               Attention:  Kathy T. Wales
               Telecopier:  213-625-0562

               If to the EDAC Stockholders addressed to:

               EDAC Stockholders' Representative
               c/o Sequoia Associates
               3000 Sand Hill Road
               Building 2, Suite 140
               Menlo Park, California 94025
               Attention:  Robert Ferris
               Telecopier:  415-854-2364

               With a copy to:

               White & Case
               1155 Avenue of the Americas
               New York, New York 10036-2787
               Attention:  Frank Schiff, Esq.
               Telecopier:  212-819-2577

          Section 13.6 PARTIES IN INTEREST. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law; provided, however, that Richey may make a collateral assignment of its rights hereunder to one or more institutional lenders. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

          Section 13.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Signatures may be exchanged by telecopy, and each party agrees to be bound by its own telecopied signature and to accept the telecopied signatures of the other parties.

          Section 13.8 ENTIRE AGREEMENT. This Agreement together with the Confidentiality Agreement (as hereinafter defined) and the Exhibits, Schedules and other documents referred to herein which form a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter (including, without limitation, Richey's proposal letter dated September 15, 1995 to Sequoia Associates, as modified by Richey's letter to Sequoia Associates dated October 29, 1995); provided, however, that the Confidentiality Agreement dated August 5, 1995 (the "Confidentiality Agreement") between Sequoia Associates and Richey shall continue to remain in full force and effect, except for the provisions of paragraphs 10 and 11 thereof which shall be of no further force or effect; and provided however, that if the Closing occurs, the Confidentiality Agreement shall terminate on the Closing Date.

          Section 13.9 AMENDMENTS. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties hereto.

          Section 13.10 WAIVER. Any party may waive compliance by another with any of the provisions of this Agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing and signed by the party to be charged with such waiver.

          Section 13.11 SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

          Section 13.12 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

          Section 13.13 JURISDICTION. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of California, or in the United States District Court for the Central District of California, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consent to jurisdiction shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

          Section 13.14 ATTORNEYS' FEES. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Agreement or with respect to a breach of a representation or warranty hereunder, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred (including, without limitation, attorneys' fees, expenses and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Sections 101 ET SEQ., or any successor statutes).

          Section 13.15 "KNOWLEDGE". Except as otherwise expressly provided in Sections 3.19(e) and 3.25 of this Agreement, for purposes of this Agreement, "to __________'s knowledge," shall mean the actual knowledge of the subject party after due inquiry (including, where appropriate, consultation with responsible employees of Deanco) into the subject matter; PROVIDED, FURTHER, that each person which is not a natural person shall be charged with the actual knowledge of its directors and officers.

          Section 13.16 CONSTRUCTION. Each party has reviewed and revised this Agreement and, therefore, the rule of construction requiring that any ambiguity be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

          Section 13.17 TRANSACTION DOCUMENTS. For purposes of this Agreement, the Transaction Documents shall mean the documents and instruments identified on
SCHEDULE 13.17 attached hereto.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, Deanco, EDAC and Richey have caused their corporate names to be hereunto subscribed by their respective officers thereunto duly authorized and each of the EDAC Stockholders has executed this Agreement, all as of the day and year first above written.


RICHEY ELECTRONICS, INC.


By /s/ Richard N. Berger
   -------------------------------
   Name: Richard N. Berger
   Title: Vice President, CFO


ELECTRICAL DISTRIBUTION
  ACQUISITION COMPANY


By /s/ Robert A. Ferris
   -------------------------------
   Name:  Robert A. Ferris
   Title: President


DEANCO, INC.


By /s/ Robert A. Ferris
   -------------------------------
   Name:  Robert A. Ferris
   Title: Vice President


_____________________________


_____________________________



The undersigned hereby agrees to perform the obligations of the EDAC Stockholders' Representative as set forth in the foregoing Agreement.

SEQUOIA ASSOCIATES,
a California corporation


By /s/ Robert A. Ferris
   -------------------------------
   Name:  Robert A. Ferris
   Title: Vice President

FRANK ARANEO

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


ALLEN INVESTMENTS II L.L.C.

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


ANGLO ARABIC INVESTMENT CORP. (PANAMA)

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


APM PROFIT SHARING TRUST

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


BIDWELL FAMILY PARTNERSHIP

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


CAXTON ISEMAN (DEANCO), L.P.

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


ARTHUR F. CHURCH

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact

RONALD CIOFFI

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


HENRY A. COLLINS

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


ECKLEY B. COXE

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


ERICKSON FAMILY TRUST U/D
Dated 5/25/89

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


WILLIAM R. ERICKSON

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


G. ROBERT EVANS

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


ROBERT A. FERRIS

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact

JON K. FOLAN IRA R/O MSTC
Custodian

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


FOSTER & FOSTER

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


THE RAYMOND FRANKEL TRUST

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


ROBERT W. HATCH

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


THE WALLACE R. HAWLEY AND ALEXANDRA HAWLEY
REVOCABLE TRUST U/A/D 7/30/92

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


JAMES FAMILY LIMITED PARTNERSHIP


By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


CYNTHIA C. JOHNSTON

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact

ROBERT BRUCE KELLAR

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


MICHAEL P. KELLY

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


ANNE S. KLEMMER and RAYMOND J. KLEMMER

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


MACLELLAN AND ELIZABETH KING FAMILY TRUST U/A DTD 6/10/92

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


ARTHUR B. KRAMER

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


ANDREW B. KRAMER

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact



ROBERT L. LAIRD

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact

THE LEACH FAMILY 1980 TRUST

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


THE LILLIE FAMILY TRUST DTD 8/11/89

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


ALISSA LILLIE

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


THEODORE LILLIE

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


CARLA MAHRT

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


HELENE MEYER LIVING TRUST UTA 10/6/88

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


HARRY MITTELMAN

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact

O'BRIEN FAMILY LIMITED PARTNERSHIP

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


PAGE MILL ASSET MANAGEMENT

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


DONALD R. RIEHL

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


WILLIAM R. ROACH

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


JOHN ROTH

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


GERALD SCHULTZ

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


STROMBERG 1989 TRUST U/A DATED 1/19/89

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact

U.S. TECHNOLOGY

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


DONNA J. VERNA

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


DONALD G. WALSH

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


WALSH FAMILY 1989 TRUST

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


WILLIAM D. WALSH

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


JERRY LEE WAMSLEY

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


ROBERT K. WEHENKEL

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact

KIP D. WELLER

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


HAROLD M. WIT

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


3018202 CANADA INC.

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact


833210 ONTARIO INC.

By: /s/ Robert A. Ferris
    ------------------------------
    Robert A. Ferris
    as Attorney-in-fact

                                                                       EXHIBIT I

                                    KEY EDAC
                                  STOCKHOLDERS




                                                 Number of EDAC  Number of EDAC    Principal Amount of
                                                 Common Shares   Preferred Shares  Floating Rate
Name                                             Owned           Owned             Subordinated Notes
----                                             --------------  ----------------  -------------------
Caxton Iseman                                         0          2,640,000         $1,320,000
(Deanco), L.P.

William Walsh &                                    845,672       1,258,000         $  105,709
Walsh Family 1989                                                                  $  629,000
Trust

Robert Ferris                                      634,328         898,000         $   79,291
                                                                                   $  449,000

Jerry L. Wamsley                                   716,500         300,000         $   77,062
                                                                                   $  150,000

Ronald Cioffi                                      716,500         300,000         $   77,062
                                                                                   $  150,000

The Leach Family                                      0            240,000         $  120,000
1980 Trust

Robert K. Wehenkel                                 265,800            0            $   26,975
U/D dated 5/25/89

John Roth                                          150,000            0            $    6,250
                                                                                        6,250
                                                 ---------       ---------         ----------
Total                                            3,328,800       5,636,000         $3,196,599


                                                                      EXHIBIT II

                                             OTHER EDAC
                                            STOCKHOLDERS




                                                 Number of       Number of EDAC    Principal Amount of
                                                 EDAC Common     Preferred Shares  Floating Rate
Name                                             Shares Owned    Owned             Subordinated Notes
----                                             --------------  ----------------  -------------------
Allen Investments II L.L.C.                           0          $ 690,000         $  345,000

Foster & Foster                                       0            600,000         $  300,000

Harold M. Wit                                         0            270,000         $  135,000

Bidwell Family Partnership                            0            240,000         $  120,000

Anglo Arabic Investment                               0            240,000         $  120,000
Corp. (Panama)

James Family Limited                                  0            180,000         $   90,000
Partnership

Arthur B. Kramer                                      0            180,000         $   90,000

Arthur F. Church                                      0            120,000         $   60,000

Henry A. Collins                                      0            120,000         $   60,000

Erickson Family Trust U/D                             0            120,000         $   60,000
dated 5/25/89

G. Robert Evans                                       0            120,000         $   60,000

The Raymond Frankel Trust                             0            120,000         $   60,000

Robert W. Hatch                                       0            120,000         $   60,000

The Wallace R. Hawley and                             0            120,000         $   60,000
Alexandra Hawley
Revocable Trust U/A/D
7/30/92

Michael P. Kelly                                      0            120,000         $   60,000

Robert L. Laird                                       0            120,000         $   60,000

The Lillie Family Trust                               0            120,000         $   60,000
DTD 8/11/89

Harry Mittelman                                       0            120,000         $   60,000




O'Brien Family Limited                                0            120,000          $  60,000
Partnership

Page Mill Asset                                       0            120,000          $  60,000
Management

William R. Roach                                      0            120,000          $  60,000

Gerald Schultz                                        0            120,000          $  60,000

Stromberg 1989 Trust U/A                              0            120,000          $  60,000
Dated 1/19/89

U.S. Technology                                       0            120,000          $  60,000

3018202 Canada Inc.                                   0            120,000          $  60,000

833210 Ontario Inc.                                   0            120,000          $  60,000

William R. Erickson                                 92,500             0            $  11,562

Robert Bruce Kellar                                 92,500             0            $  11,562

Donald R. Riehl                                       0             90,000          $  45,000

Helene Meyer Living Trust                             0             90,000          $  45,000
UTA 10/6/88

Kip D. Weller                                       61,650             0            $   7,706

APM Profit Sharing Trust                              0             60,000          $  30,000

Eckley B. Coxe                                        0             60,000          $  30,000

Jon K. Folan IRA R/O                                  0             60,000          $  30,000
MSTC Custodian

Cynthia C. Johnston                                   0             60,000          $  30,000

Anne S. Klemmer and                                   0             60,000          $  30,000
Raymond J. Klemmer

MacLellan and Elizabeth                               0             60,000          $  30,000
King 1992 Family Trust
U/A DTD 6/10/92

Andrew B. Kramer                                      0             60,000          $  30,000

Theodore Lillie                                       0             60,000          $  30,000

Alissa Lillie                                         0             60,000          $  30,000

Donald G. Walsh                                       0             60,000          $  30,000

Frank Araneo                                        25,000

Carla Mahrt                                         20,000             0            $   2,500




Donna Verna                                           0              4,000        $     2,000
                                                 ---------       ---------        -----------
Total                                              291,650       5,464,000        $ 2,765,330


                                   EXHIBIT III
                                        TO
                             STOCK PURCHASE AGREEMENT

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR WITH ANY STATE SECURITIES AUTHORITY PURSUANT TO APPLICABLE STATE SECURITIES LAWS AND REGULATIONS, AND THEREFORE, MAY NOT BE TRANSFERRED UNLESS IT IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND REGULATIONS OR UNLESS AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.

                            RICHEY ELECTRONICS, INC.
                                 Promissory Note
                               Due January 2, 1996

$_________________                                       Los Angeles, California
                                                         _________________, 1995

          FOR VALUE RECEIVED, RICHEY ELECTRONICS, INC., a Delaware corporation ("Richey"), promises to pay to ____________________ ("Payee") or its registered assigns, the principal sum of ______________________ ($________) on January 2,
1996 (the "Payment Date"), together with interest on the unpaid principal balance of this Note from the date of this Note until paid at a rate equal to __ percent (__%) per annum (the "Interest Rate"), interest payable in arrears on the Payment Date. Interest hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

          This Note qualifies as having adequate stated interest under
Section 1274(d)(1)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). The Interest Rate provided for in this Note is the "alternative test rate" described in Treasury Regulations Section 1.1274-4(a)(2)(iii)(A) promulgated under the Code. Richey has agreed and Payee, by accepting this Note, agrees to treat this Note as having adequate stated interest.

          Payment of both principal and accrued interest hereunder shall be made by wire transfer of immediately available federal funds to the account of Payee set forth on Schedule I attached hereto.

          Principal of and interest on this Note may not be prepaid.

          This Note has been issued pursuant to the Stock Purchase Agreement dated November __, 1995 (the "Stock Purchase Agreement") by and among Electrical Distribution Acquisition Company ("EDAC"), Richey, Deanco, Inc. and certain stockholders of EDAC.

          This Note is secured by that certain irrevocable standby letter of credit of even date herewith issued by First Interstate Bank of California (the "Letter of Credit"). IN THE EVENT OF DEFAULT UNDER THIS NOTE, PAYEE'S SOLE AND EXCLUSIVE REMEDY SHALL BE TO DRAW UNDER THE LETTER OF CREDIT.

          This Note shall be governed by and construed in accordance with the laws of the State of California without reference to the choice of law principles of such laws.

          Except as provided in Section 7.6 of the Stock Purchase Agreement, Richey may withhold from payment of principal and interest on this Note any amount required by the United States or any foreign, state or local taxing authority. In such case, Richey will furnish Payee with such notification or information return (and receipt, if any) as may be prescribed by such taxing authorities in respect of such withholding.

          Richey hereby waives any rights that it may have by operation of law to offset any obligations owing to it by Payee against any obligations owing by it to Payee hereunder.

          This Note shall be binding upon Richey and its successors and assigns.

          Richey hereby waives presentment, protest and notice of dishonor of this Note.


          IN WITNESS WHEREOF, Richey has caused this Note to be executed as of the date and year first above written.

                                       RICHEY ELECTRONICS, INC.


                                       By:____________________________________
                                          Name:
                                          Title:
127806

                                                                      SCHEDULE I


                                  PAYEE ADDRESS
                             AND ACCOUNT INFORMATION

                                   EXHIBIT IV
                                       TO
                            STOCK PURCHASE AGREEMENT


                        Form of Opinion of White & Case

The following opinions will be subject to customary assumptions and qualifications (including the following definition of the phrase "to our knowledge" - actual knowledge (without independent investigation) of lawyers at White & Case who have been principally involved in negotiating and reviewing the Stock Purchase Agreement and the other Transaction Documents).

The following opinions will be limited to the laws of the United States of America, the laws of the State of California, the laws of the State of New York and the Delaware General Corporation Law.


Note: Capitalized terms used herein without definition shall have the meanings ascribed to them in the Stock Purchase Agreement.

          1. Deanco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and EDAC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Deanco and EDAC has the corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted. Deanco is duly qualified to do business and is in good standing to do business in Arizona, California, Colorado, Connecticut, Florida, Georgia, Illinois, Kansas, Maryland, Massachusetts, Missouri, New Jersey, New York, Oregon and Washington.

          2. Deanco's authorized capital stock consists of 4,000,000 shares of common stock, par value $0.10 per share, of which 470,573 shares are issued and outstanding. All of the outstanding shares of such common stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of such common stock are held of record by EDAC and, to our knowledge, are owned free and clear of all Encumbrances. To our knowledge, there are no existing subscriptions, warrants, rights, options, calls or commitments of any character whatsoever or agreements to grant the same, relating to the issuance, sale, delivery or transfer by Deanco or EDAC of any capital stock of Deanco. To our knowledge, Deanco does not have any outstanding securities convertible into or exchangeable or exercisable for any shares of capital stock of Deanco, or any subscriptions, warrants, rights, options, calls or commitments of any character whatsoever with respect to the issuance, sale or delivery of such convertible securities.

          3. EDAC's authorized capital stock consists of (a) 15,000,000 shares of common stock, par value $0.01 per share, of which 3,620,450 shares are issued and outstanding and (b) 11,100,000 shares of 10% Non-Cumulative Convertible Preferred Stock, par value $0.50 per share, all of which are issued and outstanding. All of the outstanding shares of such capital stock have been duly authorized and validly issued and are fully paid and nonassessable. To our knowledge, there are no existing subscriptions, warrants, rights, options, calls or commitments of any character whatsoever or agreements to grant the same, relating to the issuance, sale, delivery or transfer by EDAC of any of its capital stock. To our knowledge, EDAC does not have any outstanding securities convertible into or exchangeable or exercisable for any shares of capital stock of EDAC, or any subscriptions, warrants, rights, options, calls or commitments of any character whatsoever with respect to the issuance, sale or delivery of such convertible securities.

          4. Deanco has the corporate power and authority to execute and deliver, and perform its obligations under, the Stock Purchase Agreement [and the other Transaction Documents to which it is a party]. The execution and delivery by Deanco of the Stock Purchase Agreement [and the other Transaction Documents to which it is a party], and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate action of Deanco. The Stock Purchase Agreement [and the other Transaction Documents to which Deanco is a party] have been duly executed and delivered by Deanco and constitute the legal, valid and binding obligations of Deanco, enforceable against Deanco in accordance with their respective terms except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          5. EDAC has the corporate power and authority to execute and deliver, and perform its obligations under, the Stock Purchase Agreement [and the other Transaction Documents to which it is a party]. The execution and delivery by EDAC of the Stock Purchase Agreement [and the other Transaction Documents to which it is a party], and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate action of EDAC. The Stock Purchase Agreement [and the other Transaction Documents to which EDAC is a party] have been duly executed and delivered by EDAC and constitute the legal, valid and binding obligations of EDAC, enforceable against EDAC in accordance with their respective terms except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          6. Each of the Key EDAC Stockholders and, to our knowledge, each of the Other EDAC Stockholders has the full legal right, power and authority to enter into the Stock Purchase Agreement [and the other Transaction Documents to which such EDAC Stockholder is a party] and to sell, assign, transfer and convey ownership of such EDAC Stockholder's Shares, free and clear of all adverse claims. Each of the Key EDAC Stockholders and, to our knowledge, each of the Other EDAC Stockholders has duly executed and delivered the Stock Purchase Agreement [and the other Transaction Documents to which such EDAC Stockholder is a party] and the Stock Purchase Agreement [and such other Transaction Documents] constitute the legal, valid and binding obligations of such EDAC Stockholder, enforceable against such EDAC Stockholder in accordance with their respective terms except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          7. Each EDAC Stockholder is the record owner of the EDAC Common Shares and EDAC Preferred Shares set forth opposite such EDAC Stockholder's name on Exhibits I and II to the Stock Purchase Agreement. To our knowledge, the EDAC Shares are owned of record free and clear of all adverse claims. Assuming that Richey is acquiring the EDAC Shares in good faith without notice of any adverse claim, upon payment for the EDAC Shares in accordance with the provisions of the Stock Purchase Agreement, Richey will be the owner of the EDAC Shares free and clear of any adverse claim.

          8. Neither the execution and delivery of the Stock Purchase Agreement [and the other Transaction Documents], the consummation of the transactions contemplated thereby, nor compliance by EDAC, Deanco and the EDAC Stockholders with any of the provisions thereof will (i) violate any applicable law, (ii) violate any order, judgment or decree of any court, arbitrator or governmental instrumentality applicable to Deanco or EDAC of which we are aware,
(iii) violate the charter or bylaws of Deanco or EDAC, or (iv) except as disclosed in Schedules 3.10 and 3.11 to the Stock Purchase Agreement, violate, conflict with, result in a breach of or constitute a default (or an event which with the giving of notice or lapse of time or both would constitute a default) under, any mortgage, lien, lease, agreement, contract or instrument of which we are aware and to which Deanco, EDAC or any EDAC Stockholder is a party or by which any of them is bound. Notwithstanding anything to the contrary in clause
(iv) of this
paragraph 8, we express no opinion with respect to any lease, agreement, contract or instrument described in Schedules 3.10 and/or 3.11 to the Stock Purchase Agreement to the extent no representation or warranty is made with respect thereto as indicated in such schedules.

     9. Except as set forth on Schedules _______ of the Stock Purchase Agreement, to our knowledge, neither EDAC nor Deanco is engaged in or a party to, or threatened with, any legal action or other proceeding before any court, arbitrator or other tribunal or adminstrative agency. To our knowledge, no action or proceeding has been instituted or threatened before a court or other governmental body or by any public authority against any EDAC Stockholder or against Deanco or EDAC to restrain or prohibit any of the transactions contemplated by the Stock Purchase Agreement.

     10. No authorizations, consents or approvals of or filings with any governmental agencies or authorities are required to be obtained by Deanco or EDAC or, to our knowledge, any EDAC Stockholder, in connection with the execution, delivery and performance by Deanco, EDAC and the EDAC Stockholders of the Stock Purchase Agreement and the other Transaction Documents, other than the filing which has been made by Deanco or its ultimate parent entity under the HSR Act.

                                    EXHIBIT V
                                       TO
                            STOCK PURCHASE AGREEMENT

                        Form of Dewey Ballantine Opinion


The following opinions will be subject to customary assumptions and qualifications (including the following definition of the phrase "to our knowledge" - actual knowledge (without independent investigation) of lawyers at Dewey Ballantine who have been principally involved in negotiating and reviewing the Stock Purchase Agreement and the other Transaction Documents).

The following opinions will be limited to the laws of the United States of America, the laws of the State of California and the Delaware General Corporation Law.

Note: Capitalized terms used herein without definition shall have the meanings ascribed to them in the Stock Purchase Agreement.

     1. Richey is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Richey has the corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted.

     2. Richey has the corporate power and authority to execute and deliver, and to perform its obligations under, the Stock Purchase Agreement and the other Transaction Documents to which it is a party. The execution and delivery by Richey of the Stock Purchase Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate action of Richey.

     3. The Stock Purchase Agreement and the other Transaction Documents to which Richey is a party have been duly executed and delivered by Richey. The Stock Purchase Agreement and the other Transaction Documents to which Richey is a party constitute the legal, valid and binding obligations of Richey, enforceable against Richey in accordance with their respective terms except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     4. Neither the execution and delivery of the Stock Purchase Agreement and the other Transaction Documents, the consummation of the transactions contemplated thereby, nor compliance by Richey with any of the provisions thereof will (i) violate any applicable law, (ii) violate any order, judgment or decree of any court, arbitrator or governmental instrumentality applicable to Richey of which we are,
(iii) violate the charter or bylaws of Richey or (iv) violate, conflict with, result in a breach of or constitute a default (or an event which with the giving of notice or lapse of time or both would constitute a default) under, any mortgage, lien, lease, agreement, contract or instrument of which we are aware and to which Richey is a party or by which it is bound.

     5. No authorizations, consents or approvals of or filings with any governmental agencies or authorities are required to be obtained by Richey in connection with the execution, delivery and performance by Richey of the Stock Purchase Agreement and the other Transaction Documents to which it is a party, other than the filing which has been made by Richey pursuant to the HSR Act.

    6. To our knowledge, no action or proceeding has been instituted or threatened before a court or other governmental body or by any public authority against Richey to restrain or prohibit any of the transactions contemplated by the Stock Purchase Agreement.


                                        2